                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    KEYCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    KEYCORP
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                             [INSERT KEYCORP LOGO]
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                                                  April 18, 1994
DEAR SHAREHOLDER:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders of KeyCorp which will be held at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 19, 1994, at 10:30 a.m. KeyCorp was formed as a result of the merger of the former KeyCorp ("Old Key") with Society Corporation ("Society") on March 1, 1994. This will be the first Annual Meeting of Shareholders following the merger of Old Key and Society. The meeting is for the shareholders of the combined company.

     All holders of record of KeyCorp Common Shares as of March 22, 1994, are entitled to vote at the KeyCorp 1994 Annual Meeting, including holders of record of KeyCorp Common Shares who have not tendered their Old Key common stock certificates for exchange as of that date and holders of record who have Society common share certificates as of that date. We encourage all holders of Old Key common stock certificates to tender their certificates for exchange. Society common share certificates do not need to be exchanged because, as a result of the merger, those certificates are automatically treated as representing an equal number of KeyCorp Common Shares.

     As described in the accompanying Notice and Proxy Statement, you will be asked to elect seven directors for three-year terms expiring in 1997, to amend and restate the Corporation's 1991 Equity Compensation Plan, and to ratify the appointment of Ernst & Young as independent auditors for 1994. The Annual Report for the year ended December 31, 1993, is enclosed.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date, and mail this Proxy promptly in the return envelope.

                                          Sincerely,

                                          [sig]

                                          VICTOR J. RILEY, JR.
                                          Chairman of the Board
                                          and Chief Executive Officer

                             [INSERT KEYCORP LOGO]
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1994

     The 1994 Annual Meeting of Shareholders of KeyCorp will be held at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 19, 1994, at 10:30 a.m., for the following purposes:

          1. To elect seven directors to serve for terms expiring in 1997;

          2. To consider and act upon an amendment and restatement of the 1991 Equity Compensation Plan;

          3. To ratify the appointment by the Board of Directors of Ernst & Young as independent auditors for KeyCorp for the fiscal year ending December 31, 1994;

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of KeyCorp Common Shares of record as of the close of business on March 22, 1994, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of record of KeyCorp Common Shares who have not tendered their Old Key common stock certificates for exchange as of that date are entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          [sig]

                                          CARTER B. CHASE
April 18, 1994                            Secretary
                            ------------------------

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. PLEASE USE THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE.

                             [INSERT KEYCORP LOGO]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT

     This Proxy Statement is furnished commencing on or about April 18, 1994, in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 1994 Annual Meeting of Shareholders on May 19, 1994, and at all adjournments thereof. KeyCorp was formed as a result of the merger of the former KeyCorp ("Old Key") with Society Corporation ("Society") on March 1, 1994 (the "Merger"). All holders of record of KeyCorp Common Shares at the close of business on March 22, 1994, are entitled to vote, including holders of record who have not tendered their Old Key common stock certificates for exchange as of that date and holders of record who have Society common share certificates as of that date. Holders of record of KeyCorp Common Shares who have not tendered their Old Key common stock certificates for exchange as of March 22, 1994, are entitled to vote a number of shares equal to the number of whole KeyCorp Common Shares into which such holders' shares of Old Key common stock are exchangeable pursuant to the Agreement and Plan of Merger and the related Supplemental Agreement to Agreement and Plan of Merger between Old Key and Society, each dated October 1, 1993, as amended (together, the "Merger Agreement"). Holders of record of KeyCorp Common Shares who have Society Common Share certificates do not need to exchange their shares because, under the Merger Agreement, those certificates are automatically treated as representing an equal number of KeyCorp Common Shares. On March 22, 1994, there were 241,820,458 KeyCorp Common Shares outstanding and entitled to vote at the meeting, and each such share is entitled to one vote on each matter to be considered. At the meeting, a majority of the outstanding shares shall constitute a quorum.

     This Proxy Statement presents information for various entities during different time periods. For clarity, "Old Key" refers to the former KeyCorp which merged into and with Society on March 1, 1994; "Society" refers to Society Corporation prior to the Merger with Old Key on March 1, 1994; and "KeyCorp" refers to Society as the surviving corporation in the Merger, which corporation changed its name to KeyCorp on March 1, 1994.

                             ELECTION OF DIRECTORS

     In accordance with KeyCorp's Regulations, effective as of the 1994 Annual Meeting of Shareholders, the Board of Directors of KeyCorp (the "Board") has established the size of the Board at 22 members divided into two classes of seven members each and one class of eight members. The terms of these classes, as of the 1994 Annual Meeting, will expire in 1995, 1996, and 1997, respectively. Seven nominees for directors for terms expiring in 1997 are listed below. All properly executed and returned proxies will be voted for these nominees unless contrary specifications are made on the proxy, in which case the proxy will be voted in accordance with any proper specification thereon. The nominees are all current members of the Board. Should any nominee become unable to accept nomination or election, the proxies (unless a contrary specification is made thereon) will be voted for the election of such person, if any, as shall be recommended by the Board, or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. At all elections of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

     The following table lists, as of February 22, 1994, as to nominees for director and directors whose terms of office will continue after the Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp (with the year in which the director first became a director of Old Key shown in parentheses as applicable), and directorships in registered investment companies or companies having securities which are registered pursuant to, or which are subject to certain provisions of, the Securities Exchange Act of 1934. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years. The Merger Agreement provides that the seven nominees listed below would be nominated by the Board for re-election as directors of KeyCorp for terms expiring at the 1997 Annual Meeting of Shareholders, and that KeyCorp would solicit proxies for, and use its best efforts to cause, the election of all such nominees as directors.

                   NAME,
           PRINCIPAL OCCUPATION,                  DIRECTOR                 OTHER
                  AND AGE                          SINCE               DIRECTORSHIPS
- - - --------------------------------------------    ------------    ----------------------------
NOMINEES FOR TERMS EXPIRING IN 1997:
WILLIAM G. BARES                                    1987        The Lubrizol Corporation;
  President and Chief Operating Officer, The                    Bearings, Inc.; Oglebay
  Lubrizol Corporation (chemicals for use in                    Norton Company
  lubricants and fuels); 52

                   NAME,
           PRINCIPAL OCCUPATION,                  DIRECTOR                 OTHER
                  AND AGE                          SINCE               DIRECTORSHIPS
- - - --------------------------------------------    ------------    ----------------------------
LUCIE J. FJELDSTAD                                  1994        PPG Industries; Entergy
  Private Consultant; 49                           (1991)       Corporation; Recognition
                                                                International
ROBERT W. GILLESPIE                                 1982
  President and Chief Operating Officer,
  KeyCorp; 49
HENRY S. HEMINGWAY                                  1994
  President, Town & Country Life Insurance         (1987)
  Company (insurance); 40
STEVEN A. MINTER                                    1987        Consolidated Natural Gas
  Executive Director and President, The                         Company; Goodyear Tire and
  Cleveland Foundation (philanthropic                           Rubber Company;
  foundation); 55                                               Rubbermaid, Inc.
VICTOR J. RILEY, JR.                                1994        NYNEX
  Chairman of the Board and Chief Executive        (1973)
  Officer, KeyCorp; 62
RONALD B. STAFFORD                                  1994
  Partner, Stafford, Trombley, Purcell,            (1983)
  Lahtinen, Owens & Curtin (law firm);
  member of the New York State Senate; 58
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1995:
H. DOUGLAS BARCLAY                                  1994        Syracuse Supply Company;
  Partner, Hiscock & Barclay (law firm); 61        (1971)       Eagle Media, Inc.
THOMAS A. COMMES                                    1987        The Sherwin-Williams
  President and Chief Operating Officer, The                    Company; Centerior
  Sherwin-Williams Company (paints and                          Energy Corporation
  painting supplies); 51
STEPHEN R. HARDIS                                   1985        Eaton Corporation;
  Vice Chairman and Chief Financial and                         First Union Real Estate
  Administrative Officer, Eaton Corporation                     Investments;
  (diversified manufacturing company); 58                       Nordson Corporation;
                                                                Progressive Corporation

                   NAME,
           PRINCIPAL OCCUPATION,                  DIRECTOR                 OTHER
                  AND AGE                          SINCE               DIRECTORSHIPS
- - - --------------------------------------------    ------------    ----------------------------
LAWRENCE A. LESER                                   1987        The E.W. Scripps Company;
  President and Chief Executive Officer, The                    Scripps Howard Broadcasting
  E.W. Scripps Company (newspaper                               Company
  publishing, television stations, cable
  television systems, and media services);
  58
JOHN C. MORLEY                                      1992        Reliance Electric Company;
  President and Chief Executive Officer,                        AMP Incorporated;
  Reliance Electric Company                                     Ferro Corporation
  (electro-mechanical auto-
  mation and telecommunications equipment);
  62
PETER G. TEN EYCK, II                               1994
  President, Indian Ladder Farms (commercial       (1979)
  orchard); 55
NANCY B. VEEDER                                     1994
  President, Veeder Realty, Inc.; partner,         (1981)
  V.R. Associates Ltd., doing business as
  Residence Inn (hotel operation); 67
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996:
ALBERT C. BERSTICKER                                1991        Ferro Corporation; Brush
  President since 1988, and Chief Executive                     Wellman Inc.; Centerior
  Officer since 1991, Ferro Corporation                         Energy Corporation; Oglebay
  (industrial specialty chemicals); 59                          Norton Company
KENNETH M. CURTIS                                   1994        New England Telephone
  President, Maine Maritime Academy (ocean-        (1993)       Company; Bowater
  oriented college); 62                                         Incorporated
JOHN C. DIMMER                                      1994        Momentum Corporation
  President, Firs Management Corporation           (1993)
  (real estate and investment company); 65
CHARLES R. HOGAN                                    1994
  Co-Chairman of the Board, Puget Sound            (1993)
  Marketing Company, Inc. (supermarket chain
  operation); 56
M. THOMAS MOORE                                     1992        Cleveland-Cliffs Inc;
  Chairman, President and Chief Executive                       Capitol American
  Officer, Cleveland-Cliffs Inc (iron ore                       Financial Corporation;
  pellet producer); 59                                          The LTV Corporation

                   NAME,
           PRINCIPAL OCCUPATION,                  DIRECTOR                 OTHER
                  AND AGE                          SINCE               DIRECTORSHIPS
- - - --------------------------------------------    ------------    ----------------------------
RICHARD W. POGUE                                    1992        Continental Airlines, Inc.;
  Partner, Jones, Day, Reavis & Pogue                           M.A. Hanna Company;
  (law firm); 65                                                OHM Corporation;
                                                                TRW Inc.
ROBERT A. SCHUMACHER                                1994
  Private Consultant; 71                           (1986)
DENNIS W. SULLIVAN                                  1993        Parker Hannifin Corporation;
  Executive Vice President, Parker Hannifin                     Ferro Corporation
  Corporation (industrial and aerospace
  motion control components and systems); 55

- - - ---------------

     Messrs. Barclay, Pogue, and Stafford, directors of KeyCorp, are members of law firms that KeyCorp utilizes for legal services.

     Some of Society's and Old Key's executive officers and directors were customers of one or more of Society's or Old Key's subsidiary banks during 1993 and had transactions with such banks in the ordinary course of business. In addition, some directors are officers of, or have a relationship with, corporations, or are members of partnerships, which were customers of such banks during 1993 and had transactions with such banks in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 1994.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     BOARD OF DIRECTORS. During the year ended December 31, 1993, there were five meetings of Society's Board of Directors. Each current member of KeyCorp's Board who was a member of the Society Board prior to the Merger, other than Mr. Commes, attended at least 75% of the aggregate of the meetings held by Society's Board of Directors and the meetings held by the committees of the Board on which such member served. Each current member of KeyCorp's Board who was a member of the Old Key Board prior to the Merger, other than Mr. Schumacher, attended at least 75% of the aggregate meetings held by Old Key's Board of Directors and the meetings held by the committees of the Board on which such member served.

     KeyCorp's Board of Directors currently exercises certain of its powers through its Audit, Community Responsibility, Compensation and Organization, Executive, Executive Equity Compensation, and Nominating Committees.

     EXECUTIVE COMMITTEE. Messrs. Barclay, Bares, Curtis, Gillespie, Hardis, Pogue, Riley (Chair), and Ms. Veeder are the current members of KeyCorp's Executive Committee. Through December 31, 1998, under KeyCorp's Regulations, it is intended that Messrs. Riley and Gillespie will be members of KeyCorp's Executive Committee as long as they are directors of KeyCorp.

     The functions of the Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. Society's Executive Committee met seven times in 1993.

     AUDIT COMMITTEE. Messrs. Bares (Chair), Hemingway, Hogan, Moore, Pogue, Stafford, Sullivan, and Ten Eyck are the current members of KeyCorp's Audit Committee. The functions of the Committee include review of the adequacy of internal administrative, operating, and accounting policies and controls, review of the financial information provided to shareholders and the Securities and Exchange Commission, recommendation of the appointment of KeyCorp's independent auditors, review of the scope of the services and the estimated fees of the independent auditors, review of the examinations of KeyCorp and its affiliates conducted by federal and state regulatory authorities, review of the Audit Committees of KeyCorp's subsidiaries, review of the audit plans of the internal audit staff and of the independent auditors and the results and effectiveness of their audits, and supervision and direction of any special projects or investigations considered necessary. Society's Audit Committee met four times in 1993.

     COMPENSATION AND ORGANIZATION COMMITTEE. Messrs. Barclay (Chair), Bersticker, Commes, Ms. Fjeldstad, and Messrs. Hardis (Vice Chair) and Schumacher are the current members of KeyCorp's Compensation and Organization Committee. The functions of the Committee include review and approval of the salary administration programs, determination of the compensation of senior management, determination of participants and awards under executive compensation plans and supplemental compensation plans except for equity compensation plans, approval of amendments to employee and officer retirement, compensation, and benefit plans, review and recommendation of director compensation, review of organization structure and staffing, and review of management structure, development, and succession planning. Society's Compensation and Organization Committee met eight times in 1993.

     EXECUTIVE EQUITY COMPENSATION COMMITTEE. Messrs. Bersticker, Commes, Ms. Fjeldstad, and Messrs. Hardis (Chair) and Schumacher are the current members of KeyCorp's Executive Equity Compensation Committee.

     The functions of the Committee include determination of participants and awards under KeyCorp's equity compensation plans, including the granting of stock options. This Committee was established in 1994.

     NOMINATING COMMITTEE. Messrs. Barclay, Gillespie, Hardis, and Riley are the current members of KeyCorp's Nominating Committee. Through December 31, 1998, under KeyCorp's

Regulations, two of the four members of the Nominating Committee will be individuals who were serving as directors of Old Key prior to the Merger (one of whom will be Mr. Riley as long as he is a director of KeyCorp), and the other members of the Nominating Committee will be individuals who were serving as directors of Society prior to the Merger (one of whom will be Mr. Gillespie as long as he is a director of KeyCorp).

     The functions of the Committee include identifying and reviewing the qualifications of prospective directors and recommending candidates for election as directors. Through December 31, 1998, under KeyCorp's Regulations, nominations for the election of directors by KeyCorp's Board of Directors may only be made by the affirmative vote of three-quarters of the Board of Directors and three-quarters of the Nominating Committee, except that there is an alternative procedure in the event that the Nominating Committee is unable to approve by the requisite vote a nomination for election of a particular director or directors. The Committee will consider shareholder suggestions concerning qualified candidates for election as directors that are forwarded to the Nominating Committee. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including, (i) the name, age, business, and residence address of such person,
(ii) the principal occupation or employment of such person for the last five years, (iii) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person, (iv) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (v) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution, and (vi) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (i) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at such meeting and (ii) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons). The Committee was established in 1994.

     COMMUNITY RESPONSIBILITY COMMITTEE. Messrs. Curtis, Dimmer, Minter, Leser, Morley, and Ms. Veeder (Chair) are the current members of KeyCorp's Community Responsibility Committee.

     The functions of the Committee include review of Community Reinvestment Act programs of KeyCorp and its bank subsidiaries, KeyCorp's Compliance Program, and KeyCorp's compliance with applicable law and regulation. This Committee was established in 1994.

     DIRECTOR COMPENSATION. Directors (other than directors who are officers of KeyCorp or of any affiliate, which directors receive no director fees) receive fees consisting of a $6,750 quarterly retainer and $1,500 for attendance at each Board or committee meeting. Outside directors who serve as committee chairpersons receive additional compensation of $2,500 per quarter. Under the

KeyCorp Director Deferred Compensation Plan, directors are given an opportunity to defer payment of director fees for future distribution.

     Under the Directors' Stock Option Plan (the "Directors' Plan"), directors are granted options to purchase 3,500 KeyCorp Common Shares annually at the March meeting of the Board. Options for 3,500 KeyCorp Common Shares for 1994 were automatically granted at the meeting of the KeyCorp Board of Directors in March 1994. All options granted under the Directors' Plan are non-qualified stock options. Options generally expire ten years after grant. The purchase price of the option shares is equal to their fair market value on the date of grant and may be paid in cash or by the surrender of previously acquired KeyCorp Common Shares. At December 31, 1993, 268,250 additional options could be granted under the Directors' Plan. In the event that KeyCorp Common Shares are changed into or exchanged for a different number or kind of securities, or in the event of a stock split, then the number and exercise price of options and the limits on the aggregate totals of shares available for grants under the Directors' Plan will be proportionately amended.

                               EXECUTIVE OFFICERS

     Executive officers of KeyCorp are principally responsible for making policy for KeyCorp. Mr. Riley is the Chief Executive Officer of KeyCorp for a term expiring December 31, 1995, and Mr. Gillespie is the President of KeyCorp for a term expiring December 31, 1998. All other executive officers hold their respective office or offices for such term as may be prescribed by the Board (generally, officers are elected annually) and until such persons' successors have been chosen. Messrs. Riley, Gillespie, and Noall and certain other executive officers have employment agreements with KeyCorp. All other executive officers have severance or change of control agreements with KeyCorp.

     There are no family relationships among executive officers. All have been employed in officer capacities with KeyCorp, Old Key, or their acquired subsidiaries, for at least the past five years, except for Messrs. Blakely, Chase, and Carestio.

     Set forth below are the names and ages of the executive officers of KeyCorp as of March 1, 1994, positions held and the year from which held, and, in parentheses, the year they first became executive officers of either KeyCorp or Old Key.

GARY R. ALLEN (45)

     Since 1994: Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1993-1994: Executive Vice President and Chief Banking Officer, Old Key; 1991-1993: President and Chief Executive Officer, Key Bank of New York; 1988-1993: Chief Executive Officer, Key Bank of Western New York. (1993)

KEVIN M. BLAKELY (42)

     Since 1994: Executive Vice President, KeyCorp; 1992-1994: Executive Vice President, Credit Policy and Risk Management, Society National Bank; 1990-1992:
Senior Vice President, Loan Review, Ameritrust Company, N.A.; 1988-1990: Deputy Comptroller, Office of the Comptroller of the Currency. (1994)

RALPH M. CARESTIO, JR. (50)

     Since 1994: Executive Vice President, Financial Services Group, KeyCorp; 1991-1994: Executive Vice President, Financial Services Group, Old Key; 1984-1991: Executive Vice President, NCNB Corporation. (1991)

CARTER B. CHASE (58)

     Since 1994: Executive Vice President, General Counsel and Secretary, KeyCorp; 1990-1994: Senior Vice President and Assistant General Counsel, Old Key; 1974-1990: Partner, Hiscock & Barclay. (1990)

ROBERT W. GILLESPIE (49)

     Since 1994: President and Chief Operating Officer, KeyCorp; 1988-1994:
Chairman of the Board, Chief Executive Officer, and President, Society Corporation. (1981)

ALLEN J. GULA (39)

     Since 1994: Executive Vice President, Information Technology and Operations, KeyCorp; 1992-1994: Executive Vice President and Group Executive, Information Technology and Operations, Society Corporation; 1990-1992: Senior Vice President, Society Corporation; 1989: Executive Vice President, Information Technology Group, Society Management Company; 1987-1989: Senior Vice President and Manager, Information Systems, Society Management Company. (1992)

LEROY G. IRVING (45)

     Since 1994: Executive Vice President, Treasurer, and Chief Accounting Officer, KeyCorp; 1986-1994: Senior Vice President and Treasurer, Old Key.
(1986)

HENRY L. MEYER III (44)

     Since 1994: Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1991-1994: Vice Chairman of the Board and Chief Banking Officer, Society Corporation; 1990-1991: Executive Vice President, Society Corporation; Since 1993: President and Chief Executive Officer, Society National Bank; 1990-1991: President and Chief Operating Officer, Society National Bank; 1989:
Executive Vice President, Retail Banking Sector, Society National Bank. (1987)

ROGER NOALL (58)

     Since 1994: Senior Executive Vice President and Chief Administrative Officer, KeyCorp; 1987-1994: Vice Chairman of the Board and Chief Administrative Officer, Society Corporation. (1985)

VICTOR J. RILEY, JR. (62)

     Since 1994: Chairman of the Board and Chief Executive Officer, KeyCorp; 1973-1994: Chairman of the Board, President, and Chief Executive Officer, Old Key. (1973)

BRUCE E. TOFTE (50)

     Since 1994: Executive Vice President, KeyCorp; 1987-1994: Executive Vice President and Chief Control Officer, Old Key. (1987)

MARTIN J. WALKER (42)

     Since 1994: Executive Vice President, KeyCorp; 1990-1994: Executive Vice President and Treasurer, Society Corporation; 1988-1990: Senior Vice President, Funds Management, Society National Bank. (1990)

JAMES W. WERT (46)

     Since 1994: Senior Executive Vice President and Chief Financial Officer, KeyCorp; 1990-1994: Vice Chairman of the Board and Chief Financial Officer, Society Corporation; 1987-1990: Executive Vice President, Corporate Finance Sector, Society Corporation. (1976)

                       COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY. The following table sets forth the compensation paid by Society and its subsidiaries for each of the previous three years to the individual who was Society's Chief Executive Officer during 1993, and each of the remaining four highest paid executive officers of Society at December 31, 1993. The table also sets forth the compensation paid by Old Key in 1993 to two of its executive officers who would have been included in the table had the Merger taken place in 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                ----------------------------
                                                                                   AWARDS          PAYOUTS
                                                             ANNUAL             -------------     ----------
                                                         COMPENSATION(1)         SECURITIES       LONG-TERM
                                                      ---------------------      UNDERLYING       INCENTIVE         ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR      SALARY       BONUS       OPTIONS/SARS(#)    PAYOUTS        COMPENSATION
- - - -------------------------------------------  ----     --------     --------     -------------     ----------     ---------------
Robert W. Gillespie                          1993     $599,000     $625,000(2)      40,000         $305,784(6)       $211,011(8)
 President and Chief Operating Officer,      1992      553,250      531,000(2)     160,000(4)       203,536(6)         41,494(8)
 KeyCorp, formerly Chairman of the Board,    1991      500,000      450,000(2)      40,000(4)       177,847(6)         37,500(8)
 Chief Executive Officer, and President,
 Society Corporation.
Henry L. Meyer III                           1993      363,000      300,000(2)      20,000          182,055(6)        111,915(8)
 Senior Executive Vice President and         1992      337,500      255,000(2)      80,000(4)       109,700(6)         25,312(8)
 Chief Banking Officer, KeyCorp,             1991      268,750      203,000(2)      20,000(4)        85,612(6)         20,156(8)
 formerly Vice Chairman of the Board and
 Chief Banking Officer, Society
  Corporation.
Roger Noall                                  1993      363,000      300,000(2)      20,000          182,055(6)        117,379(8)
 Senior Executive Vice President and         1992      337,500      255,000(2)      80,000(4)       119,669(6)         25,312(8)
 Chief Administrative Officer,               1991      292,000      203,000(2)      20,000(4)       102,164(6)         20,680(8)
 KeyCorp, formerly Vice
 Chairman of the Board and Chief
 Administrative Officer, Society
  Corporation.
James W. Wert                                1993      363,000      300,000(2)      20,000          182,055(6)        112,780(8)
 Senior Executive Vice President and         1992      337,500      255,000(2)      80,000(4)       112,832(6)         25,312(8)
 Chief Financial Officer, KeyCorp,           1991      275,750      203,000(2)      20,000(4)        91,390(6)         20,680(8)
 formerly Vice Chairman of the Board and
 Chief Financial Officer, Society
  Corporation.
Stephen E. Wall                              1993      231,500      200,000(2)      14,000          102,294(6)         71,781(8)
 President, Society National Bank,           1992      217,000      165,000(2)      56,000(4)        64,291(6)         16,275(8)
 formerly Executive Vice President,          1991      196,750      135,000(2)      12,000(4)        56,781(6)         14,756(8)
 Society Corporation.
- - - ------------------------------------------------------------------------------------------------------
Victor J. Riley, Jr.                         1993     $720,000     $720,000(3)       4,519(5)     $2,259,000(7)       $38,926(9)
 Chairman of the Board and Chief Executive
 Officer, KeyCorp, formerly Chairman of the
 Board, President, and Chief Executive
 Officer, Old Key.
William H. Dougherty                         1993     $458,654     $450,000(3)           0        $1,129,500(7)       $13,338(9)
 Retired, formerly Group Executive Vice
 President and Chief Financial Officer, Old
 Key.

- - - ---------------

(1) The above-named executive officers received other annual compensation in 1991, 1992, and 1993, in the form of perquisites, the amount of which did not exceed reporting thresholds.

(2) Amounts awarded under Society's Management Incentive Compensation Plan for the respective fiscal years, whether paid in cash or deferred.

(3) Amounts awarded under Old Key's Executive Incentive Compensation Plan for fiscal year 1993, whether paid in cash or deferred.

(4) This information has been adjusted to reflect the two-for-one stock split which was effected by a 100% stock dividend, effective March 22, 1993.

(5) This number has been adjusted to reflect the conversion of each share of Old Key common stock into 1.205 KeyCorp Common Shares.

(6) Amounts awarded under Society's Long Term Incentive Compensation Plan for the three year cycles ending in such respective fiscal years, whether paid in cash or deferred.

(7) Amounts awarded under Old Key's Performance Compensation Plan; this includes awards that were due for 1993 and 1994, and paid in 1993. This Plan has been terminated and no further payments will be made under this Plan.

(8) Amounts of All Other Compensation are amounts contributed or accrued for the executive officers under Society's Stock Purchase and Savings Plan ($67,455 in the aggregate) and the related supplemental savings plan ($532,708 in the aggregate), and universal life insurance premiums ($24,703 in the aggregate).

(9) Amounts of All Other Compensation include amounts contributed to a defined contribution plan ($17,988 in the aggregate) and term life insurance premiums ($34,276 in the aggregate).

     OPTION GRANTS. The following table provides information regarding grants of stock options made during the year ended December 31, 1993, to each of the executive officers named in the Summary Compensation Table. Information presented for Messrs. Gillespie, Meyer, Noall, Wert, and Wall is with respect to Society for its fiscal year ended December 31, 1993. Information presented for Messrs. Riley and Dougherty is with respect to Old Key for its fiscal year ended December 31, 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                           ----------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                             NUMBER OF         % OF TOTAL                                  RATES OF STOCK PRICE
                             SECURITIES         OPTIONS        EXERCISE                    APPRECIATION FOR TEN
                             UNDERLYING        GRANTED TO      OR BASE                       YEAR OPTION TERM
                              OPTIONS          EMPLOYEES        PRICE      EXPIRATION    ------------------------
          NAME               GRANTED(#)      IN FISCAL YEAR     ($/SH)        DATE        5% ($)        10% ($)
- - - ------------------------   --------------    --------------    --------    ----------    --------      ----------
Robert W. Gillespie.....       40,000(1)           3.3%        $33.9375(3)    4/5/03     $853,724      $2,163,505
Henry L. Meyer III......       20,000(1)           1.6%         33.9375(3)    4/5/03      426,862       1,081,753
Roger Noall.............       20,000(1)           1.6%         33.9375(3)    4/5/03      426,862       1,081,753
James W. Wert...........       20,000(1)           1.6%         33.9375(3)    4/5/03      426,862       1,081,753
Stephen E. Wall.........       14,000(1)           1.1%         33.9375(3)    4/5/03      298,804         757,227
- - - ------------------------------------------------------------------------------------------------------
Victor J. Riley, Jr.....        4,519(2)            .5%         38.1743(4)   3/18/03     $108,484      $  274,921
William H. Dougherty....            0                0              N/A          N/A          N/A             N/A

- - - ---------------

(1) Under the option agreements, these options became exercisable upon the Merger of Old Key into Society; absent the Merger, these options would have become exercisable April 5, 1994.

(2) This number has been adjusted to reflect the conversion of each share of Old Key common stock into 1.205 KeyCorp Common Shares.

(3) The exercise price equals the market price of a Society Common Share on the date of the option grant. All the grants were made under the 1991 Equity Compensation Plan.

(4) The exercise price equals the market price of a share of Old Key common stock on the date of grant, adjusted to reflect the conversion of Old Key common stock into KeyCorp Common Shares.

     The options reported for Messrs. Gillespie, Meyer, Noall, Wert, and Wall in the preceding table were granted on April 5, 1993, at an exercise price equal to the market price of Society's Common Shares on that date, which was $33.9375. Based on this stock price, the market value of KeyCorp's Common Shares at the end of the ten year option period using 5% and 10% compounded annual returns would be $55.28 and $88.03, respectively.

     OPTION EXERCISES AND VALUES. The following table provides information regarding exercises of stock options during the year ended December 31, 1993, by the executive officers named in the Summary Compensation Table, and the value of such officers' unexercised stock options as of December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                    SECURITIES               VALUE OF
                                                                    UNDERLYING              UNEXERCISED
                                                                    UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS/                OPTIONS/
                               SHARES                           SARS AT FY-END (#)       SARS AT FY-END($)
                             ACQUIRED ON          VALUE            EXERCISABLE/            EXERCISABLE/
          NAME              EXERCISE (#)       REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
- - - -------------------------  ---------------     ------------     -------------------     -------------------
Robert W. Gillespie......         32,000           450,000           216,000/                 2,399,000/(2)
                                                                     160,000                    180,000(2)
Henry L. Meyer III.......    no exercise                             161,242/                 1,970,470/(2)
                                                                      80,000                     90,000/(2)
Roger Noall..............        146,666         1,713,776            20,000/                    30,000/(2)
                                                                      80,000                     90,000(2)
James W. Wert............         34,542           594,211            95,000/                   910,438/(2)
                                                                      80,000                     90,000(2)
Stephen E. Wall..........    no exercise                              91,764/                 1,030,674/(2)
                                                                      56,000                     63,000(2)
- - - -----------------------------------------------------------------------------------------------------------
Victor J. Riley, Jr......    no exercise                --           485,676/(1)              4,659,200/(3)
                                                                           0                          0
William H. Dougherty.....    no exercise                --           225,938/(1)              1,928,838/(3)
                                                                           0                          0

- - - ---------------

(1) This number has been adjusted to reflect the conversion of each share of Old Key common stock into 1.205 KeyCorp Common Shares.

(2) Based on a December 31, 1993 closing price for Society Common Shares which equalled $29.75.

(3) Based on a December 31, 1993 closing price for Old Key common stock which equalled $27.70, adjusted to reflect the conversion of each share of Old Key common stock into 1.205 KeyCorp Common Shares.

     LONG TERM INCENTIVE COMPENSATION. During 1993, Society's Compensation and Organization Committee selected participants in what is now the KeyCorp Long Term Incentive Compensation Plan for the 1993-1995 three-year compensation period. Messrs. Gillespie, Meyer, Noall, Wert, and Wall were selected as participants. The Committee has determined objective criteria by which KeyCorp's financial performance should be judged and distributions under the Plan should be made. These criteria were based on the Committee's judgment of a range of return on common equity that would warrant satisfactory to excellent results for KeyCorp for the compensation period. Based on Society's 1993 salary grade market points (i.e., average salaries for such positions) upon which payments under the Plan will be based (which may change by the time the awards are actually determined), the officers in the Summary Compensation Table would be eligible to receive the following payments for the 1993-1995 three-year compensation period:

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                            NON-STOCK PRICE-BASED PLANS
                                          PERFORMANCE    ---------------------------------
                  NAME                      PERIOD       THRESHOLD(1)  TARGET     MAXIMUM
- - - ----------------------------------------  -----------    ---------    --------    --------
Robert W. Gillespie.....................    1993-1995     $68,356     $156,250    $390,625
Henry L. Meyer III......................    1993-1995      41,016       93,750     234,375
Roger Noall.............................    1993-1995      41,016       93,750     234,375
James W. Wert...........................    1993-1995      41,016       93,750     234,375
Stephen E. Wall.........................    1993-1995      24,080       55,040     137,600


- - - ---------------

(1) If the threshold is not met, no payouts will be made.


     These executives are also participants in the Long Term Incentive Compensation Plan for the 1992-1994 compensation period, which has a similar range of possible payouts.

     Long term incentive compensation paid to Messrs. Riley and Dougherty is disclosed in the Summary Compensation Table. No additional long term awards have been made. Old Key's Performance Compensation Plan has been terminated and no future long term payouts are due to these executive officers under that Plan.

     RETIREMENT PLAN. Substantially all officers and employees of KeyCorp and participating subsidiaries, who were officers and employees of Society prior to the Merger, are participants in the Retirement Plan for Employees of Society and Subsidiaries and related supplemental and excess retirement plans. There is a similar plan that applies to officers and employees of Old Key. The Retirement Plan provides a pension based upon years of participation in the Retirement Plan and average annual compensation for the five highest consecutive years during the last ten years of employment. The following table sets forth the estimated annual benefits payable under the

Retirement Plan to participants who attain the Social Security retirement age on December 31, 1993, and who elect to receive a straight lifetime annuity:

                             ESTIMATED ANNUAL RETIREMENT BENEFITS
                           WITH INDICATED YEARS OF PARTICIPATION(1)
AVERAGE FINAL    ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
- - - ------------     --------     --------     --------     --------     --------
 $  450,000      $119,911     $159,881     $199,851     $239,821     $251,071
    500,000       133,411      177,881      222,351      266,821      279,321
    600,000       160,411      213,881      267,351      320,821      335,821
    700,000       187,411      249,881      312,351      374,821      392,321
    800,000       214,411      285,881      357,351      428,821      448,821
    900,000       241,411      321,881      402,351      482,821      505,321
  1,000,000       268,411      357,881      447,351      536,821      561,821
  1,100,000       295,411      393,881      492,351      590,821      618,321
  1,200,000       322,411      429,881      537,351      644,821      674,821
  1,300,000       349,411      465,881      582,351      698,821      731,321
  1,400,000       376,411      501,881      627,351      752,821      787,821
  1,500,000       403,411      537,881      672,351      806,821      844,321
  1,600,000       430,411      573,881      717,351      860,821      900,821

- - - ---------------

(1) Former officers and employees of Old Key and its subsidiaries participating in Old Key's Pension Plan and Supplemental Retirement Benefit Plan receive similar benefits based on similar compensation. Compensation for purposes of these Old Key plans does not include incentive compensation.


     All benefit amounts are subject to the annual pension limitations imposed by the Internal Revenue Code for qualified plans; however, the extent of any reduction will vary according to the limits existing at the time pension payments commence. Any amounts under the Retirement Plan reduced by Internal Revenue Code limitations will be paid under an excess benefit retirement plan. The benefits are not subject to any deduction for social security or any other offset.

     Compensation for purposes of the Retirement Plan and the excess and supplemental plans is total base pay and incentive compensation during a calendar year, plus amounts deducted for the 401(k) and flexible benefits plans during such year, but includes neither amounts attributable to stock options nor appreciation rights nor receipt of non-cash remuneration that is included in the participant's income for Federal income tax purposes. Compensation for purposes of the Retirement Plan and excess and supplemental plans is substantially the same as shown in the Summary Compensation Table after excluding stock options and "all other compensation." Normal retirement age is 65. The Plan requires 5 years of service for vesting. Messrs. Gillespie, Meyer, Noall, Wert, and Wall were credited under the Retirement Plan with 25, 21, 10, 18, and 23 years of service, respectively, at year-end 1993. Messrs. Riley and Dougherty were credited under Old Key's Pension Plan with 29 and 5 years of service, respectively, at year-end 1993.

     EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS. KeyCorp is a party to employment agreements, severance agreements, and change of control agreements with certain of its executive officers.

     EMPLOYMENT AGREEMENT WITH MR. RILEY. KeyCorp and Mr. Riley are parties to an employment agreement, which was amended, restated, and extended effective as of the date of the Merger, pursuant to which Mr. Riley is to be employed by KeyCorp as Chairman of the Board, Chairman of the Executive Committee of the Board, and Chief Executive Officer through December 31, 1995, and as Chairman of the Board and Chairman of the Executive Committee of the Board thereafter and through December 31, 1998. Mr. Riley's compensation through December 31, 1995, is to include annual base salary of not less than $775,000 for 1994 and $800,000 for 1995 plus annual and three-year incentive compensation awards no less favorable than those that would be payable if Old Key's annual incentive bonus plan and Performance Compensation Plan remained in effect. From 1996 through 1998, Mr. Riley's annual compensation is to be not less than $600,000. Under the employment agreement, Mr. Riley is also entitled to a supplemental retirement benefit determined under Old Key's Supplemental Executive Retirement Plan as in effect immediately before the Merger but with no benefit reduction for disability or postponed retirement and to a special supplemental death benefit.

     If at any time before December 31, 1998, (a) KeyCorp terminates Mr. Riley's employment other than for material breach or just cause, (b) Mr. Riley terminates his employment following a breach of the employment agreement by KeyCorp, including any failure of KeyCorp to cause Mr. Riley to hold the offices contemplated in the employment agreement during the periods contemplated in the employment agreement, (c) Mr. Riley dies or becomes disabled, or (d) a change of control of KeyCorp occurs, then KeyCorp is to pay to Mr. Riley or to his estate or designated beneficiary a lump sum equal to the sum of all base compensation that would have been payable to Mr. Riley had he continued to perform services through December 31, 1998, plus all bonuses he would have received for all periods through December 31, 1995, if all maximum performance targets were met during those periods. If this lump sum payment is payable, Mr. Riley is also entitled to continuation, through December 31, 1998, of coverage under all KeyCorp employee benefit plans (including retirement plans and medical, disability, life, and accidental death or dismemberment insurance plans) and to the special supplemental death benefit; to an additional "gross up" payment if Mr. Riley is subject to the excise tax on receipt of "excess parachute payments," as defined in Section 280G of the Internal Revenue Code, sufficient to put Mr. Riley in the same position on an after-tax basis as if the excise tax did not apply; to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity; and to payment of any legal fees incurred in enforcing his rights under the employment agreement.

     EMPLOYMENT AGREEMENT WITH MR. GILLESPIE. KeyCorp and Mr. Gillespie are parties to an employment agreement, which was amended, restated, and extended effective as of the date of the Merger, pursuant to which Mr. Gillespie is to be employed by KeyCorp, at a base salary of not less than $700,000 per year, as President and Chief Operating Officer during a defined "Post-Merger Period" (to expire not later than December 31, 1995) and as President and Chief Executive Officer thereafter and through December 31, 1998. The employment agreement provides for an additional two years of compensation and benefits to Mr. Gillespie (through December 31, 2000) if, in 1998, the employment agreement is not mutually extended or a new employment agreement is not entered into and Mr. Gillespie elects to terminate his employment and receive those benefits.

     Under the employment agreement, Mr. Gillespie may terminate his employment for good reason (and receive post-termination agreement benefits) under certain circumstances whether or not a change of control of KeyCorp occurs. Those circumstances that will constitute good reason under the employment agreement whether or not a change of control occurs include (a) demotion or removal of Mr. Gillespie from his executive positions (i.e., President and Chief Operating Officer during the Post-Merger Period and President and Chief Executive Officer thereafter), (b) a reduction in Mr. Gillespie's base salary or participation in benefit plans, (c) a good faith determination by Mr. Gillespie that his responsibilities , duties, and authority have been materially reduced from those contemplated by the employment agreement, or (d) relocation of Mr. Gillespie's principal place of employment outside the Cleveland metropolitan area. Those circumstances that will constitute good reason under the employment agreement only after a change of control of KeyCorp occurs also include any reduction in Mr. Gillespie's incentive compensation or a good faith determination by Mr. Gillespie that his responsibilities or duties have been materially reduced from their level before the change of control or that he is unable to carry out the responsibilities of his positions as a result of the change of control.

     Under the employment agreement, if Mr. Gillespie's employment with KeyCorp is terminated before his 65th birthday for any reason other than (a) voluntary resignation by Mr. Gillespie (without good reason) before December 31, 1998, or
(b) termination by KeyCorp for cause, and Mr. Gillespie (or someone claiming through him) is entitled to receive retirement benefits under any KeyCorp retirement plan after March 26, 1999 (Mr. Gillespie's 55th birthday), KeyCorp will pay a supplemental retirement benefit in an amount sufficient to provide Mr. Gillespie the same aggregate benefit that he would have received if he had continued in the employ of KeyCorp through his 65th birthday (by eliminating any reduction because he started receiving benefits before his 65th birthday and giving him credit for additional years of service for the period after his termination date and before his 65th birthday). Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Gillespie's employment before a change of control only if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or totally abandons his duties and responsibilities and KeyCorp will have "cause" to terminate Mr. Gillespie's employment after a change of control only if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp.

     REGULATIONS PROVISION REGARDING POSITIONS TO BE HELD BY MESSRS. RILEY AND GILLESPIE. KeyCorp's Regulations, as amended effective as of March 1, 1994, provide in part that neither Mr. Riley nor Mr. Gillespie may be removed by action of the Board of Directors from any office held by either of them except by the affirmative vote of three-quarters of the entire authorized Board of Directors and that any such removal shall be without prejudice to the contract rights of either of them.

     EMPLOYMENT AGREEMENT WITH MR. NOALL. KeyCorp and Mr. Noall are parties to an employment agreement, which was amended, restated, and extended effective as of the date of the Merger, pursuant to which Mr. Noall is to be employed by KeyCorp as its Chief Administrative Officer through the date of the 1996 Annual Meeting of KeyCorp (the end of the "Scheduled Term") at a base salary of not less than $369,000 per year. If Mr. Noall remains in the employ of KeyCorp through the end of the Scheduled Term, his status as an employee of KeyCorp will thereafter be continued for a three year "Supplemental Term" during which he will have such duties and responsibilities as KeyCorp and he may mutually agree. During the Supplemental Term KeyCorp will pay to Mr. Noall compensation at a rate equal to the sum of his base salary (at the highest rate in effect during the Scheduled Term) and his average annual incentive compensation (the average of his two highest years of incentive compensation during the five year period from 1991 through 1995). If Mr. Noall dies after the Supplemental Term has begun, the compensation that would otherwise have been payable to him during the Supplemental Term is to be paid to his estate or to a beneficiary designated by him.

     The employment agreement provides that following any termination of Mr. Noall's employment (other than a termination by KeyCorp for cause during the Scheduled Term), KeyCorp will provide a supplemental retirement benefit to Mr. Noall so that he will receive, in the aggregate, the amounts of retirement benefits to which he would have been entitled under all KeyCorp retirement plans if his employment with KeyCorp and its predecessors had commenced on June 20, 1973. In addition, if Mr. Noall remains in the employ of KeyCorp through the end of the Supplemental Term as contemplated by the employment agreement, he will be entitled to begin receiving retirement benefits immediately after the end of the Supplemental Term (and ten months before his normal retirement date) without any discount for early commencement of retirement benefits.

     Under the employment agreement, if Mr. Noall's employment is terminated before the end of the Scheduled Term by KeyCorp without cause or by Mr. Noall for good reason, Mr. Noall will be entitled to receive post-termination compensation and benefits through the end of the Supplemental Term. The post-termination compensation and benefits would include compensation continuation payments at a rate equal to the sum of Mr. Noall's base salary (at the highest rate in effect during the Scheduled Term) and his average annual incentive compensation (the average of his two highest years of incentive compensation during his last five years of employment), continued medical and life insurance benefits, continued coverage under all retirement and savings plans (or the cash equivalent thereof), and continuing treatment as an employee for purposes of outstanding stock options.

     Under the employment agreement, "good reason" will include, in all events, any demotion, reduction in base salary, exclusion from full participation in benefit plans maintained for senior executives of KeyCorp generally, or relocation of Mr. Noall's principal place of employment outside of the Cleveland metropolitan area. After a change of control, "good reason" will also include any reduction of incentive compensation, any reduction in Mr. Noall's responsibilities, duties, or authority from that in effect before the change of control, or a good faith determination by Mr. Noall that he is unable to carry out the responsibilities of his position as a result of the change of control.

     Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Noall's employment before a change of control only if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or totally abandons his duties and responsibilities and KeyCorp will have "cause" to terminate Mr. Noall's employment after a change of control only if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp.

     AMENDED EMPLOYMENT AND SEVERANCE AGREEMENTS WITH OFFICERS WHO WERE OFFICERS OF OLD KEY. KeyCorp and five of its executive officers (other than Mr. Riley) who were officers of Old Key are parties to preexisting employment and severance agreements (both of which contained change of control provisions) and amendments to those agreements that were agreed to in anticipation of the Merger.

     In general, as amended, each employment agreement provides for the employment of the officer through a specified term of employment, the expiration dates of which vary, depending upon the officer, from December 31, 1994 to June 30, 1998. If the officer's employment is terminated (a) by Keycorp without cause at any time before the end of the specified term or (b) by the officer for good reason within six months of the Merger (i.e., on or before September 1, 1994), the officer will be entitled to receive all payments and benefits (including retirement benefits) to which the officer would have been entitled had he continued to perform services under the employment agreement through the end of the specified term.

     In general, as amended, each severance agreement provides that if the officer's employment is terminated on or before March 1, 1996 (i.e., the second anniversary of the Merger) by KeyCorp (other than for cause, disability, or retirement) or by the officer for good reason, the officer is entitled to receive prorated payments of base salary and incentive compensation through the date of termination plus a lump sum payment equal to 299% of the officer's annual base salary.

     In general, under the amendments to these employment and severance agreements an officer may become entitled to post-termination benefits if the officer's employment is terminated before March 1, 1997 (i.e., the third anniversary of the Merger) by KeyCorp (other than for cause, disability, or retirement) or by the officer for good reason. If an officer's employment is terminated before March 1, 1997, under circumstances entitling the officer to post-termination benefits under the terms of the amendment, the officer will be entitled to elect to receive (a) the benefits, if any, called for under the officer's amended employment agreement or (b) the benefits, if any, called for under the officer's amended severance agreement or (c) a lump sum payment equal to 1/12 of the sum of the employee's base salary at the time of termination and the employee's average annual incentive compensation for the years 1991, 1992, and 1993, multiplied by the greater of (i) 18 (i.e., 18 months of compensation) or (ii) the number of months between the date of the termination and the third anniversary of the Merger. If the officer elects to receive the lump sum payment, KeyCorp will also continue medical and life insurance coverage to the officer for up to 18 months (or, if longer, through the third anniversary of the Merger), but not beyond the date the officer secures other employment.

     For purposes of the amended employment and severance agreements and the amendments thereto: "cause" includes a material breach of the amended employment agreement by the officer, misconduct as an executive of KeyCorp, unreasonable neglect or refusal to perform assigned duties, conviction of a crime involving moral turpitude, adjudication as a bankrupt, failure to follow reasonable instructions of superior executive officers, or imposition by a bank regulatory agency of a final order of suspension or removal for improper conduct, and "good reason" includes any reduction in the officer's base salary, any reduction in the officer's job grade or failure to provide the officer the same opportunities with respect to incentive compensation, stock option grants, and other benefits as are provided to other employees with the same job grade, and any requirement that the officer relocate as a condition of employment.

     AMENDED CHANGE OF CONTROL AGREEMENTS WITH OFFICERS WHO WERE OFFICERS OF SOCIETY. KeyCorp and five of its executive officers (other than Messrs. Gillespie and Noall) who were officers of Society, including Messrs. Meyer and Wert, are parties to preexisting change of control agreements that were both activated by, and amended in anticipation of, the Merger. Under the amended change of control agreements an officer will become entitled to receive payments and benefits if the officer's employment with KeyCorp is terminated (a) voluntarily by the officer during a three-month window period commencing on June 1, 1995 (i.e., 15 months after the date of the Merger) or (b) for any reason before March 1, 1997 (i.e., the third anniversary of the Merger), other than termination for cause, disability, or death or voluntary resignation by the

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

officer (outside the three-month window period) unless the officer's base salary has been reduced or the principal place of the officer's employment has been relocated.

     If an officer becomes entitled to benefits under an amended change of control agreement by virtue of termination of employment on or before September 1, 1995 (i.e., during the first 18 months after the Merger), KeyCorp will provide to the officer monthly compensation continuation payments (based on salary at the highest rate in effect during the one year period ended on March 1, 1994 and average annual incentive compensation for the three highest of the years 1989 through 1993, inclusive) for 24 months plus a lump-sum severance payment equal to six of the monthly compensation continuation payments. In addition, KeyCorp will continue to provide or arrange medical benefits, long-term disability benefits, and group term life insurance benefits for 24 months and will continue the officer in all retirement and savings plans for the 24-month period unless impermissible under the plan or applicable law, in which case KeyCorp will make an equivalent lump-sum cash payment. Certain of these payments may be reduced if the officer accepts other full-time employment with an unaffiliated employer during the 24-month period following termination of employment. The payments would be payable after the death of the officer to his surviving beneficiaries, to his estate, or to a trust.

     If an officer becomes entitled to benefits under an amended change of control agreement by virtue of termination of employment at any time during the period from March 2, 1996 through March 1, 1997 (i.e., during the 25th through 36th months after the Merger), those benefits would include a lump sum severance payment equal to 150% of the sum of the officer's annual base salary (at the level in effect at the time of the Merger) plus the average of the incentive compensation awards payable to the Executive for the years 1991, 1992, and 1993 and continued medical and life insurance coverage for up to 18 months after the termination (but not beyond the date the officer became employed with another employer).

     If an officer becomes entitled to benefits under an amended change of control agreement by virtue of termination of employment at any time during the period from September 2, 1995 through February 28, 1996 (i.e., during the 19th through 24th months after the Merger), the officer would have the right to elect to receive either the benefits in effect for termination of employment during the first 18 months after the Merger or those in effect for termination of employment during the 25th through 36th months after the Merger.

     NEW CHANGE OF CONTROL AGREEMENTS. KeyCorp has entered into a new change of control agreement with each of Messrs. Meyer and Wert and eight other executive officers of KeyCorp (other than Messrs. Riley, Gillespie, and Noall) which provides that if, at any time within three years after the occurrence of a change of control (as defined in the agreement), the officer's employment is terminated by KeyCorp (except for cause) or the officer terminates employment because the officer's base salary is reduced or relocation is made a condition of the officer's employment, KeyCorp will pay to the officer a lump sum severance benefit equal to two and one half years' compensation (base salary and average annual incentive compensation) and will pay the cost of continuing health benefits until the earlier of the expiration of the continuation period required by Federal law or the date the officer secures other employment. Each new change of control agreement also provides a three-month window period, commencing 15 months after the date of a change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to one year's compensation (base salary and average annual incentive compensation).

     SECTION 280G LIMITATION ON PAYMENTS. Each of the employment, severance, and change of control agreements described above to which KeyCorp is a party (other than the employment agreement with Mr. Riley) provides, in effect, that if any payments thereunder would otherwise be treated as excess parachute payments under Section 280G of the Internal Revenue Code (and would therefore be nondeductible by KeyCorp and subject to a 20% excise tax upon receipt by the officer), the aggregate amount of those payments is to be reduced to the extent necessary to avoid that treatment.

     MANDATORY DEFERRAL OF CERTAIN AMOUNTS. Each of the employment, severance, and change of control agreements described above to which KeyCorp is a party provides, in effect, that if any amount of compensation otherwise payable to the officer as earned would not be deductible by KeyCorp by reason of the disallowance rules of Section 162(m) of the Internal Revenue Code (which rules generally disallow deductions for certain compensation paid to any of certain "covered employees" of a publicly held corporation in excess of $1,000,000 per year), but would be deductible if it were deferred until a later year, that amount of compensation will be so deferred until the earlier of the first date on which the compensation can be paid without disallowance of the deduction to KeyCorp or April 15 of the year immediately following the year in which the officer ceases to be a covered employee of KeyCorp. Upon payment of any such deferred amounts of compensation, KeyCorp will pay to the officer an additional amount equivalent to the interest that would have accrued on the deferred compensation if interest had accrued thereon at a rate equal to an interest rate applicable to deferrals made under incentive compensation plans generally applicable to KeyCorp executives.

     GRANTOR TRUSTS. KeyCorp maintains grantor trusts to fund its commitments under the survivor benefit, supplemental retirement, deferred compensation, and severance plans for executive officers of Old Key that were in effect before the Merger and under the death benefit, retirement benefit, and deferred compensation plans for directors of Old Key that were in effect before the Merger. The trust agreements provide that if KeyCorp fails to make payments under any of those benefit plans when those payments are due, the trustee is to make the payments from the assets of the trust. KeyCorp has partially funded the trusts with life insurance policies. As of March 10, 1994, the value of all assets in the grantor trust for executives was approximately $49,500,000 and the value of all assets in the grantor trust for directors was approximately $2,100,000.

                  COMPENSATION AND ORGANIZATION COMMITTEE AND
                    EXECUTIVE EQUITY COMPENSATION COMMITTEE
                     JOINT REPORT ON EXECUTIVE COMPENSATION

     The following report is presented by the Compensation and Organization and Executive Equity Compensation Committees of KeyCorp, which have responsibility for executive compensation for KeyCorp, beginning with the consummation of the Merger on March 1, 1994. In the year ending December 31, 1993, Old Key's Compensation and Stock Option Program Committee and Society's Compensation and Organization Committee had responsibility for executive compensation for the respective corporations. The sections of this report describing compensation for Old Key and Society executives are based on the decisions of those committees and not on decisions made by KeyCorp's Compensation and Organization and Executive Equity Compensation Committees.

  SOCIETY CORPORATION

     Society's Board of Directors delegated to its Compensation and Organization ("C&O") Committee responsibility for executive compensation. The C&O Committee was composed of five independent, non-employee directors who had no interlocking relationships with Society as defined by the Securities and Exchange Commission.

     Society established, and the C&O Committee approved, a compensation program whereby executive positions were compensated (on a total compensation basis) by comparison to comparable positions in other bank holding companies. Adjustments to an individual executive's salary were considered annually utilizing such comparisons and considering the executive's contribution to the corporation's success and accomplishment of individual, unit, and corporate objectives. Incentive compensation amounts were determined as described in more detail below.

     The C&O Committee determined that Society would be better able to attract, retain, and motivate Society's executives to achieve superior financial performance if a relatively large portion of senior executive compensation was "at risk", i.e., subject to incentive compensation plans. Society's compensation for senior executives was designed with an objective of providing Society's senior executives with less total compensation than that of senior executives of peer companies in periods when Society's performance was poorer than the peer group of companies and superior total compensation when performance was superior.

     In evaluating corporate performance for purposes of short term (i.e., annual) incentive compensation awards, the C&O Committee evaluated Society's performance as compared with Society's profit plan for the year, and also evaluated financial results (generally, return on common equity and return on assets) as compared with peers for the current year. The C&O Committee also evaluated the consistency of such financial performance over a number of years (generally three years) versus consistency of performance by peers. Although the C&O Committee gave most weight to financial features, especially comparison of Society's return on assets and return on common equity versus the return of its peers, the C&O Committee also evaluated non-financial accomplishments of Society and its senior executives. The C&O Committee then established a percentage of target pool to be paid out as short term incentive compensation (a range of 0% to 200% of target). The target pool was the sum of individual incentive targets, which were based on "market point" (i.e., average salaries for such positions). Individual targets ranged from 10% to 50% of market point. Individual payouts ranged from 0% to the greater of (a) 200% or (b) 150% of the target pool percentage, times the individuals' targets.

     Each year the C&O Committee identified a number of financial services companies as Society's peer group. For 1993, Society ranked in the top quartile of the peer group in both return on assets and return on common equity and, in the C&O Committee's judgment, ranked in the top quartile in consistency of financial performance over a number of years. The C&O Committee was satisfied with the overall financial and non-financial performance of Society and its senior executives. The C&O Committee determined that the short term incentive compensation pool for 1993 would be 200% of target, which was distributed among participants in the short term plan based upon individual and group contributions to the financial and other results of Society for the year.

     The C&O Committee determined, prior to each three-year performance period under Society's long term incentive compensation plan, objective criteria by which Society's financial performance should be judged and distributions under the long term plan should be made. The criteria were based on the C&O Committee's judgment of a return on common equity that would warrant satisfactory to excellent results for the three year period; for the three year period ending December 31, 1993, the established criteria could result in a payout that ranged from zero to 250% of target. The C&O Committee determined that originally reported return on common equity would be utilized under the plan, i.e., prior year results would not be restated to reflect poolings-of-interest. The C&O Committee further determined that return on common equity would be determined without reduction for restructuring charges relating to the Merger. On this basis, for the three year period ending December 31, 1993, return on common equity was 17.60%. Distributions to participants were 206% of target. An individual executive's target was either 20% or 25% of the executive's "market point."

     The C&O Committee believed that senior executives would be motivated, and their financial interests would be aligned with that of common shareholders, if stock options were awarded to senior executives, and that the most senior level executives should have the greatest percentage of their compensation subject to stock options. The option price was always 100% of the market price of the stock at the time the option was awarded. The aggregate number and vesting terms of such options varied from year to year depending on the C&O Committee's judgment of the best form of long term motivation appropriate under the particular circumstances. In determining the number of options awarded to individual executives, the C&O Committee considered the value of the shares underlying the options, the incentive compensation practices of Society's peers, and the desirability of granting options covering a consistent number of shares from year to year. In most years, options that vest one year from the date of the grant were awarded to a broad group of middle and senior executives. The C&O Committee believed these options provided a substantial motivation to executives to improve the return to Society's common shareholders.

     As of April 1, 1993, the C&O Committee established Mr. Gillespie's salary at $610,000 per annum. It was the C&O Committee's judgment, based upon comparison with peer companies and consultation with an outside consultant, that such salary was within an appropriate range for such a position and below median salary levels for such a position. In December of 1993, the C&O Committee determined that $625,000 was the appropriate short term incentive compensation for Mr. Gillespie for 1993. This was based on the analysis described above.

     Salary adjustments for senior executives of Society other than Mr. Gillespie and short term incentive compensation payments to such executives were based upon the above methodology and the recommendation of Society's Chief Executive Officer.

  OLD KEY

     Old Key's Board of Directors delegated to its Compensation and Stock Option Program Committee ("Committee") the responsibility for executive compensation for Old Key and its subsidiaries. Subject to the Board of Directors of Old Key to whom it reported its actions, the Committee was responsible for reviewing pay levels for senior executives, overseeing the operation of the Executive Incentive Compensation, Stock Option, Career Equity, and Performance Compensation Plans, and recommending to the full Board appropriate actions to achieve a sound executive compensation policy in support of Old Key's short and long term business objectives. The Committee's actions concerning compensation were ultimately judgments based upon the Committee's ongoing assessment and understanding of Old Key and its executive officers, the performance of the executive officers, and whether or not cash payments or awards would provide an appropriate award or incentive for the officers' contributions to Old Key's past and future performance.

     The most important principles that guided the Committee's decisions were that the Old Key executive compensation program should:

  - Operate as a primary motivator in driving executive decisions and activities to enhance shareholder value.

  - Pay total compensation that is commensurate with Old Key's performance as compared to other financial institutions.

  - Promote a strong pay for performance culture by ensuring that highly competitive compensation is conditioned on the attainment of challenging operating objectives.

  - Be based on appropriate market practices so as to permit Old Key to attract and retain the best available executive talent.

  - Encourage substantial share ownership by executives, thereby linking management's commitment to Old Key's long term success.

  - Be at a cost level that is reasonable in relation to Old Key's resources and these principles.

     Pursuant to the foregoing principles Old Key's policy was to pay its executives at levels that reflected Old Key's financial performance relative to comparable organizations. Compensation plans and programs were adopted that recognized the individual's contribution to Old Key's results, provided motivation to achieve financial targets consistent with shareholder expectations, and encouraged long term executive share ownership. As described in more detail below, the elements of the executive compensation program were base salary (which was set at levels found by the Committee to be comparable to those paid by other financial institutions that were viewed as most likely to compete with Old Key for the services of executive officers), an Executive Incentive Compensation Plan (which makes payments only if Old Key achieves specified performance goals), and a long term incentive compensation plan (which makes payments to a limited number of executives for results achieved over more than one fiscal period). Each executive participated in some, but not necessarily all, of the plans and programs. Payments were conditioned on the achievement of performance goals established by the Board of Directors annually. The 1993 goals for the Executive Incentive Compensation Plan were established in 1992. The goals, each of which was assigned an equal weight, were an Earnings per Common Share of $3.65 and a Return on Average Common Equity ("ROCE") of 17.72%. In 1992 and 1993, the compound growth rate of Old Key's Earnings per Common Share, excluding merger and integration charges, was 23% annually, and ROCE, excluding merger and integration charges, reached 18.70% in 1993. From the beginning of 1992 to the end of 1993, the market price of Old Key common shares grew at an annual compound rate of 9.3%. The Committee believed Old Key's executive compensation program was influential in achieving these results.

     It was a policy of Old Key to pay its executives base salaries that reflected the value the executive added to Old Key's results over time. In assessing the extent to which salary increases were warranted for the Chief Executive Officer, the Committee weighed a number of factors, including his performance during his tenure on the job, compensation practices of other comparable banking institutions, the incremental value he added to Old Key, his level of experience and expertise, and any applicable inflationary factors, giving the greatest weight to Mr. Riley's performance in his nineteen year tenure on the job and the incremental value he added to Old Key. These were the same factors that were generally applied to the establishment of base salaries for other Old Key executives, except that for other executives there was the need to establish base pay levels that reflected the responsibility and skills required of each job as compared to other financial service industry jobs within and outside Old Key.

     In late 1992 the Committee reviewed the salary level of Old Key's Chief Executive Officer. The Committee noted that Mr. Riley had served as CEO of Old Key since 1973, the longest tenure of any such officer of a major banking company in the United States, and that during that time Old Key had grown from a modest size bank holding company headquartered in Upstate New York to a multi-regional bank holding company operating in eight states (including the Northeast, Rocky Mountain, and Pacific Northwest regions) while dividends grew at an average annual rate of 7.8% and the price of a single share of Old Key common stock had appreciated at an average annual rate of 3.0%. After evaluating these factors and Mr. Riley's contributions to Old Key's success, and after reviewing chief executive officer compensation of other organizations, the Committee recommended to the Board of Directors that Mr. Riley's salary for 1993 be $720,000. The Board of Directors approved the Committee's recommendation.

     In addition to earning a fixed base salary, selected Old Key executives could earn additional compensation each year through participation in the Executive Incentive Compensation Plan (the "EICP"). Awards earned under the EICP were intended to represent a substantial portion of an executive's total annual compensation, though payments were dependent upon the achievement of aggressive performance goals set prior to each EICP year relating to Old Key Earnings per Common Share and ROCE. EICP contributed substantially to Old Key's pay for performance orientation.

     Mr. Riley's EICP opportunity in 1993 ranged from 60 percent of his base salary (for performance equal to 95 percent goal achievement) to 100 percent of salary (for performance equal to or exceeding 105 percent goal achievement). At 100 percent goal achievement, Mr. Riley was eligible to earn an EICP award equal to 80 percent of his base salary. In fiscal 1993, Old Key's Earnings per Share and ROCE results were in excess of 105% of the goals established for the year. Consistent with the terms of the EICP award schedule, the Committee recommended for Board approval an EICP payment to Mr. Riley an amount equal to 100 percent of his base salary.

     Since 1992, Old Key's Earnings per Share, excluding restructuring charges in 1992 and 1993 respectively, grew from $3.13 to $3.84, while ROCE improved from 17.02 percent to 18.70 percent. The Committee believed that the EICP was a significant factor in Old Key's achievements in these two important performance areas.

     Old Key enhanced the performance orientation of its overall executive pay program by supplementing its stock option programs with an additional long term compensation plan which served as an incentive for performance to occur over a period longer than one fiscal year.

     The Performance Compensation Plan (the "Plan") offered participants significant cash awards based on Old Key's three year performance in Return on Average Assets ("ROA"),

ROCE, and Efficiency Ratio ("Efficiency"). Specific goals for each of these measures of performance were set at the inception of the Plan cycle. However, no awards under the Plan could be made if at any Plan measurement date the ratio of Old Key's nonperforming assets to all of Old Key's assets fell below the fiftieth (50th) percentile of Salomon Brothers' "Thirty-Five Bank Index" or other comparable replacement index. Participation in the Plan was limited to selected executives who were in positions where they performed critical managerial functions that could directly and substantially influence Old Key's performance results.

     The Plan was designed to provide a long term incentive award for Mr. Riley of a cumulative $2,000,000 if financial performance targets were met over the Plan cycle, with additional incentive payments possible for certain performances in excess of targets. At the inception of the Plan it was determined that Mr. Riley would be granted the target cumulative payment contingent on Old Key achieving 100 percent of each of its ROA, ROCE, and Efficiency goals in the Plan cycle. The Plan also provided for an interim payment if related interim goals were achieved. The ROA, ROCE, and Efficiency results for 1993 each exceeded the goals for 1993. Furthermore, the ratio of Old Key's nonperforming assets to all of Old Key's assets did not fall below the threshold level beneath which no Plan awards could be paid. Accordingly, the Committee approved a cash payment to Mr. Riley in the amount of $1,125,600, which, during the three year performance period, exceeded the target performance payment level by $1,093,300. The Committee believed that when the goals were met or exceeded, the payments over the Plan cycle were consistent with the compensation practices among banking organizations that were comparable to Old Key in terms of size and performance and that the underlying Old Key financial results significantly benefited Old Key shareholders.

     The Committee concluded that Mr. Riley's compensation in 1993, as shown below the Summary Compensation Table contained in this report, was comparable with that of the Chief Executive Officers of the banking organizations included in the Salomon Brothers Super Regional Composite.

1994 EXECUTIVE COMPENSATION

     As stated above, KeyCorp's Board of Directors has delegated to its Compensation and Organization ("New C&O") and its Executive Equity Compensation ("EEC") Committees responsibility for executive compensation. The EEC Committee has responsibility for equity based compensation; the New C&O Committee has responsibility for all other forms of executive compensation. In this section, the New C&O Committee and the EEC Committee are jointly referred to as the "Compensation Committees".

     In designing KeyCorp's executive compensation program, KeyCorp and the Compensation Committees concluded that the program should:

     - Operate as a primary motivator in driving executive decisions and activities to enhance shareholder value.

     - Pay total compensation that is commensurate with KeyCorp's performance as compared to other financial institutions.

     - Promote a strong pay for performance culture by ensuring that highly competitive compensation is conditioned on the attainment of challenging objectives.

     - Permit KeyCorp to attract, retain, and motivate the best available executive talent.

     - Encourage substantial share ownership by executives, thereby linking management's commitment to KeyCorp's long term success.

     KeyCorp and the Compensation Committees have adopted a compensation program whereby executive positions are compensated (on a total compensation basis) by comparison to comparable positions in peer bank holding companies. Adjustments to an individual executive's salary will be considered annually using such comparisons and considering the executive's contribution to the corporation's success and accomplishment of individual, unit, and corporate objectives. Incentive compensation amounts will be determined as described in more detail below.

     The Compensation Committees have determined that KeyCorp will be better able to attract, retain, and motivate KeyCorp's executives to achieve superior financial performance if a relatively large portion of senior executive compensation was "at risk", i.e., subject to incentive compensation plans. Thus, KeyCorp's compensation for senior executives is designed in a manner whereby KeyCorp's senior executives will receive less total compensation than that of senior executives of peer companies in periods when KeyCorp's performance is poorer than peer group companies and receive superior total compensation when performance is superior. The Compensation Committees will each year identify a number of financial companies as KeyCorp's peer group.

     In evaluating corporate performance for purposes of short term (i.e., annual) incentive compensation awards, the New C&O Committee will evaluate KeyCorp's performance as compared with KeyCorp's profit plan for the year, and also evaluate financial results (generally, return on common equity and return on assets) as compared with peers for the year. The New C&O Committee will evaluate the consistency of such financial performance over a number of years (generally three years) versus consistency of performance by peers. In addition, the New C&O Committee will evaluate non-financial accomplishments of KeyCorp and its senior executives during the year. The New C&O Committee will establish a percentage of target pool to be paid out as short term incentive compensation (a range of 0% to 200% of target). In establishing the percentage of target pool to be paid, the New C&O Committee will give most weight to financial features. The target pool will be the sum of individual incentive targets, which are based on "market point" (i.e., average salaries for such positions). Individual targets range from 10% to

50% of market point. Individual payouts can range from zero to the greater of
(a) 200% or (b) 150% of the target pool percentage, times the individual's incentive target.

     The New C&O Committee has determined for the 1994-1996 performance period, under the KeyCorp long term incentive compensation plan, objective criteria by which KeyCorp's financial performance should be judged. The criteria were based on the New C&O Committee's judgment of a return on common equity that would warrant satisfactory to excellent results for the three year period. For the three year period ending December 31, 1996, the established criteria could result in a payout that ranges from zero to 231.25% of target. An individual executive's target is either 20%, 25%, or 30% of the executive's "market point".

     The EEC Committee believes that senior executives will be motivated, and their financial interests would be aligned with that of common shareholders, if stock options are awarded to senior executives, and that the most senior level executives should have the greatest percentage of their compensation subject to stock options. The option price has been 100% of the market price of the stock at the time the option was awarded. The aggregate number and vesting terms of such options may vary from year to year depending on the EEC Committee's judgment of the best form of long term motivation appropriate under the particular circumstances. In determining the number of options awarded to individual executives, the EEC Committee will consider the value of the shares underlying the options, and the desirability of granting options to an executive covering a consistent number of shares from year to year, and the possibility of special grants of options to selected executives to motivate such executives under selected special circumstances. In most years, options that vest one year from the date of the grant will be awarded to a broad group of middle and senior executives. The EEC Committee believes options will provide a substantial motivation to executives to improve the return to KeyCorp's common shareholders.

     In 1994, consistent with prior practices, Society's C&O Committee awarded 1,246,800 options and Old Key's Compensation and Stock Option Program Committee granted 1,362,513 options (adjusted to reflect the conversion of Old Key common stock into 1.205 KeyCorp Common Shares). The EEC Committee has determined that, in light of these options, no additional options will be granted in 1994 barring unforeseen circumstances, except pursuant to KeyCorp's Career Equity Program.

     As an incident to the Merger, KeyCorp entered into employment agreements with Messrs. Riley and Gillespie. (See pages 16-18 of this Proxy Statement.)

     Salary adjustments for senior executives of KeyCorp, other than KeyCorp's Chief Executive Officer, and short term and long term incentive compensation payments to such executives, are based upon the above methodology and the recommendation of KeyCorp's Chief Executive Officer and Chief Operating Officer.

     KeyCorp's short term and long term incentive compensation plans provide that the New C&O Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of awards under any plan if the Committee determines that KeyCorp would be denied a deduction for federal income tax purposes for such award or the portion thereof.

     It is the judgment of the Compensation and Organization and Executive Equity Compensation Committees, based on a review of the decisions made by Society Corporation's Compensation and Organization Committee and Old Key's Compensation and Stock Option Program Committee, that in 1993, and in the three year period ending December 31, 1993, such entities had superior results and the total compensation for senior executives was appropriate for such performance and to retain and motivate such executives in the future.

     This Joint Report on Executive Compensation is provided by the Compensation and Organization Committee and Compensation and Stock Option Program Committee of Society and Old Key respectively. The Joint Report has been reviewed by the following committees of KeyCorp, which were organized in 1994 as an incident to the Merger.

Compensation and Organization Committee
Board of Directors
KeyCorp
     H. Douglas Barclay (Chair)
     Albert C. Bersticker
     Thomas A. Commes
     Lucie J. Fjeldstad
     Stephen R. Hardis (Vice Chair)
     Robert A. Schumacher

Executive Equity Compensation Committee
Board of Directors
KeyCorp
     Albert C. Bersticker
     Thomas A. Commes
     Lucie J. Fjeldstad
     Stephen R. Hardis (Chair)
     Robert A. Schumacher

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Hogan, Barclay, Bischoff, and Carlson and Ms. Fjeldstad were members of the Old Key Compensation and Stock Option Program Committee during 1993. Mr. Barclay, who served as Old Key's Corporate Secretary from its organization in 1971 until 1989, is a partner in the law firm of Hiscock & Barclay. Hiscock & Barclay performed legal services during each of the last two fiscal years (receiving over $6 million in legal fees for service to Old Key in 1993, in addition to fees collected by Old Key from its customers for work performed by Hiscock & Barclay in connection with customer transactions such as loans) and is performing services for KeyCorp in 1994. Mr. Carlson retired from KeyCorp in 1988 as Executive Vice President and Chief Financial Officer. During 1994, Mr. Barclay has and will continue to serve as chair of KeyCorp's Compensation and Organization Committee, but no other member of that Committee or of the Executive Equity Compensation Committee has an interlocking relationship with KeyCorp as defined by the Securities and Exchange Commission.

                        KEYCORP STOCK PRICE PERFORMANCE

     The following graph compares the stock price performance of KeyCorp's Common Shares (assuming reinvestment of dividends) with that of the Standard and Poor's 500 Index and the Keefe Bank Watch 50 Index. The Standard and Poor's 500 Index is an index of 500 stocks designed to measure the performance of the broad domestic economy. The Keefe Bank Watch 50 Index is an index of the stock of fifty banks of the United States, including all money-center and most major regional banks. KeyCorp's stock is included in the Keefe Bank Watch 50 Index and in the Standard & Poor's 500 Index.

                     KEYCORP STOCK PRICE PERFORMANCE GRAPH*

                                TOTAL RETURN ANALYSIS

AVERAGE ANNUAL TOTAL RETURNS
KEYCORP                 17.2%
KBW 50                  12.7%
S&P 500                 14.6%

     * The stock price performance in the graph above is for Society Corporation, which became KeyCorp on March 1, 1994. This stock price performance is not necessarily indicative of future price performance.

                                SHARE OWNERSHIP

     The following table sets forth, as of February 22, 1994, certain information with respect to KeyCorp Common Shares beneficially owned by current directors of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors and executive officers of KeyCorp as a group. To the best of KeyCorp's knowledge, no person beneficially owns more than 5% of the outstanding KeyCorp Common Shares.

                                               AMOUNT AND NATURE OF
                                                    BENEFICIAL            PERCENT OF
                                                   OWNERSHIP(1)             COMMON
                                              ----------------------        SHARES
                   NAME                        SHARES      OPTIONS(2)    OUTSTANDING(3)
- - - -------------------------------------------   ---------    ---------     ------------
William G. Bares...........................       2,400           --           (3)
H. Douglas Barclay(4)......................     543,894       34,338           (3)
Albert C. Bersticker.......................       1,000           --           (3)
Thomas A. Commes...........................       8,400           --           (3)
Kenneth M. Curtis(4).......................       1,205           --           (3)
John C. Dimmer(4)..........................     366,835        4,518           (3)
Lucie J. Fjeldstad(4)......................         241       16,266           (3)
Robert W. Gillespie........................     156,058      266,000           (3)
Stephen R. Hardis..........................      10,000           --           (3)
Henry S. Hemingway(4)(5)...................     457,444        9,036           (3)
Charles R. Hogan(4)........................     154,151        4,518           (3)
Lawrence A. Leser..........................       3,000           --           (3)
Henry L. Meyer, III........................      33,335      189,242           (3)
Steven A. Minter...........................       1,679           --           (3)
M. Thomas Moore............................       2,000           --           (3)
John C. Morley.............................       3,640           --           (3)
Roger Noall................................     220,164       60,000           (3)
Richard W. Pogue...........................      16,000           --           (3)
Victor J. Riley, Jr.(4)....................      26,720      473,625           (3)
Robert A. Schumacher(4)....................      13,176       34,338           (3)
Ronald B. Stafford(4)......................       6,025       34,338           (3)
Dennis W. Sullivan.........................       1,200           --           (3)
Peter G. Ten Eyck, II(4)...................       7,093       29,820           (3)
Nancy B. Veeder(4).........................      46,914        9,036           (3)
Stephen E. Wall............................      30,065      119,764           (3)
James W. Wert..............................      33,285      135,000           (3)
All directors and executive officers
  as a group (34)..........................   2,260,288    1,838,094           1.7%

- - - ---------------

(1) With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under KeyCorp's Employee Stock Purchase and Savings Plan, the shares included are as of December 31, 1993.

(2) Options vested as of April 22, 1994 are included herein.

(3) No director or executive officer beneficially owns more than 1% of the outstanding KeyCorp Common Shares.

(4) Numbers of shares have been adjusted to reflect the conversion of each share of Old Key common stock into 1.205 KeyCorp Common Shares.

(5) Includes 114,581 shares owned by Town & Country Life Insurance Company, of which Mr. Hemingway is president and principal shareholder.

                                    PROPOSED
                        AMENDMENT AND RESTATEMENT OF THE
                         1991 EQUITY COMPENSATION PLAN

     On March 17, 1994, KeyCorp's Board of Directors adopted, subject to shareholder approval, certain amendments to, and a restatement of, the Society Corporation 1991 Equity Compensation Plan (the "Plan") in order to further increase the flexibility available to KeyCorp in the grant of share-based incentive compensation to selected employees following the Merger and to allow options and stock appreciation rights granted under the Plan to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. The amendments include a change in the manner of calculating the number of Common Shares available for grants of awards under the Plan, an increase in the number of Common Shares available for grant of incentive stock options, a limit on the maximum number of Common Shares with respect to which any one employee may be granted awards in any calendar year, and express authority to grant options and stock appreciation rights that may first become exercisable after an employee's retirement from KeyCorp. As amended and restated, the Plan, which is being renamed the "KeyCorp Amended and Restated 1991 Equity Compensation Plan," will continue to authorize the grant of stock options, stock appreciation rights, restricted stock, and performance shares (collectively, "Awards") to employees of KeyCorp and its subsidiaries.

     The Board of Directors is of the opinion that the ability to attract and retain outstanding employees for key positions is critical to the success of KeyCorp and that the enhanced flexibility with respect to share-based incentive compensation afforded by the Plan will assist in the achievement of this objective by offering KeyCorp's employees a stronger identity of interest with KeyCorp and its shareholders.

     KeyCorp intends to continue to grant stock options pursuant to Old Key's Career Equity Program to those employees who, before the Merger, were participants in that program and to continue to grant stock options to directors under the Directors' Plan. If the shareholders approve the Plan as amended and restated, KeyCorp will not thereafter make any equity compensation grants other than (a) grants under the Plan as amended and restated, (b) grants (under Old Key's 1988 Stock Option Plan) in connection with the Career Equity Program, and
(c) grants to directors under the Directors' Plan. No Awards will be made under the Plan as amended and restated unless and until the shareholders have approved the Plan as so amended and restated.

     The following summary is a brief description of the material amendments to the Plan and of the material provisions of the Plan as amended and restated. This summary is subject to the express provisions of the Plan as amended and restated, a copy of which is attached as Appendix A.

     CHANGE IN MANNER OF CALCULATING COMMON SHARES AVAILABLE FOR AWARDS UNDER THE PLAN. Prior to amendment, the Plan provided that the number of Common Shares available for grant of Awards thereunder would be increased on each January 1 by the number of Common Shares equal to one percent of the total number of Common Shares of the Corporation outstanding on that date, subject to the proviso that the number of Common Shares available for grant of Awards on any January 1 could not exceed five percent of all Common Shares of the Corporation outstanding on that date. As amended, the Plan provides (a) that the number of Common Shares available for grant of Awards as of the date of the 1994 Annual Meeting of Shareholders is equal to two percent of the number of Common Shares of the Corporation outstanding on March 31, 1994 (241,856,031 Common Shares) and (b) that on January 2, 1995, and on each January 2 thereafter during the life of the Plan, the number of Common Shares available for grant of Awards under the Plan will be reset at two percent of the total number of Common Shares of the Corporation outstanding as of the immediately preceding December 31. The amendment eliminates, because it is no longer relevant, the overall five percent limitation on Common Shares available for grant of Awards under the Plan.

     As before the amendment, the number of Common Shares remaining available for grants of additional Awards under the Plan at any particular time in a calendar year will be reduced, upon the granting of any Award, by the full number of Common Shares subject to that Award (except in the case of Awards granted in tandem, in which case the number of Common Shares remaining available will be reduced by the maximum number of Common Shares that the holder may receive under the tandem Award). If any Award for any reason expires or is terminated, in whole or in part, without the receipt by an employee of Common Shares (or the equivalent thereof in cash or other property), the Common Shares subject to that part of the Award that has so expired or terminated will again be available for the future grant of Awards under the Plan.

     The amendment also provides that appropriate adjustments to the maximum number of Common Shares available for grant of Awards will be adjusted automatically in the event of a stock dividend, stock split, or share combination. Prior to the amendment, the Plan stated that the Committee would make such adjustments.

     INCREASED LIMIT ON NUMBER OF INCENTIVE STOCK OPTIONS. The amendment increases from 3,300,000 (adjusted to reflect the two-for-one stock split which was effected by a 100% stock dividend effective March 22, 1993) to 4,800,000 the number of Common Shares with respect to which incentive stock options may be issued under the Plan (subject to adjustment in the case of changes in the capital structure of KeyCorp including as a result of stock splits, stock dividends, share combinations, reclassifications, and certain business combinations) and resets the last date on which incentive stock options may be issued under the Plan from the tenth anniversary of the original adoption of the Plan in 1991 to the tenth anniversary of the adoption of the amended and restated version of the Plan in 1994.

     NEW LIMIT ON AWARDS TO ANY EMPLOYEE IN ANY CALENDAR YEAR. A new limit on the number of Common Shares with respect to which an employee may receive grants in any calendar year has been included in the Plan so that stock options and stock appreciation rights granted under the Plan will qualify as "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code. Under the new limit, the maximum number of Common Shares with respect to which any employee may receive Awards under the Plan during any calendar year is the lesser of 200,000 Common Shares or .2% of the outstanding Common Shares of the Corporation on the date such Award was made (subject to adjustment in the case of changes in the capital structure of KeyCorp including as a result of stock splits, stock dividends, share combinations, reclassifications, and certain business combinations).

     AMENDMENT TO EXPRESSLY AUTHORIZE AWARDS THAT MAY BECOME EXERCISABLE AFTER RETIREMENT. Prior to amendment, the Plan provided that, unless otherwise provided in the relevant Award Instrument, an employee terminating employment under circumstances entitling the employee to immediate payment of normal retirement or early retirement benefits under any retirement plan of the Corporation or of a subsidiary could exercise options and related stock appreciation rights at any time within two years of the employee's employment termination date to the same extent that those options and stock appreciation rights were exercisable at the employment termination date. As amended, the Plan expressly authorizes the Committee to grant options and related stock appreciation rights that by their terms may first become exercisable at some time or times after an employee's retirement, whether or not the Options or stock appreciation rights were exercisable (or any conditions to exercise had been met) as of the employee's retirement date.

     TYPES OF AWARDS. The Plan provides for the grant of options (which may be "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code, or nonqualified options), stock appreciation rights, limited stock appreciation rights, restricted stock, and performance shares.

     ADMINISTRATION. The Plan is administered by the Executive Equity Compensation Committee of the Board of Directors. The Committee will be empowered to grant Awards under the Plan and to construe, interpret, and supervise the administration of the Plan. The members of the Committee will not be eligible to participate in the Plan.

     PARTICIPANTS. Grants of Awards will be made by the Committee. Awards may be granted to employees of KeyCorp or a subsidiary selected by the Committee, including officers named in the Summary Compensation Table.

     EXERCISE PRICE OF OPTIONS. The exercise price under an option, whether an incentive or a nonqualified stock option, will be not less than the fair market value of the Common Shares on the date of grant. The market price of KeyCorp Common Shares as reported on the New York Stock Exchange on March 31, 1994, was $30.19 per share.

     The exercise price may be paid in cash or such other form of consideration as the Committee determines, including, without limitation, securities or other property, or delivery of irrevocable instructions to a broker to promptly deliver to KeyCorp the amount of sale or loan proceeds from the Common Shares subject to the option to pay the exercise price. The Committee, in its sole discretion, may permit "pyramiding", which involves the exercise of an option in successive stages using as the payment at each stage shares which have been acquired in preceding stages.

     EXERCISE, TERM, AND TRANSFERABILITY OF OPTIONS. An option may not be exercised until the optionee has completed six full months of employment after the option is granted. Thereafter, the option is exercisable in one or more installments at the time or times provided in the option agreement. Notwithstanding any waiting period before exercise, an option will become exercisable in full upon the occurrence of a change of control (as defined in the Plan). An option will expire at the time set forth in the option agreement, which will be not later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified stock option.

     In general, an option may be exercised only while the optionee is an employee and will not be transferable. An incentive stock option may be exercised during the three months, and a nonqualified stock option may be exercised during the six months, following termination of employment for any reason other than retirement, disability, or death. If an optionee's employment is terminated due to retirement or disability, an option, whether an incentive stock option or a nonqualified option, may be exercised during the two years following termination of employment, but any exercise of an incentive stock option more than one year after termination of employment due to disability or more than three months after retirement will cause the option to be treated as a nonqualified stock option. If a holder of an incentive or nonqualified stock option dies during employment or during the period following termination of employment when that option may be exercised, the optionee's executor or administrator or a permitted transferee of the option may exercise the option during the two year period immediately following the optionee's death. If the holder of a nonqualified option dies less than one year before the scheduled expiration date of the option, the expiration date of the option will be extended to the first anniversary of the holder's death. The Committee has the authority to modify in the award instrument the periods specified above during which options are exercisable following retirement, disability, or death. The Committee also has the authority to grant options and related stock appreciation rights that by their terms may first become exercisable at some time or times after an employee's retirement, whether or not the options or stock appreciation rights were exercisable (or any conditions to exercise had been met) as of the employee's retirement date.

     REGULAR AND LIMITED STOCK APPRECIATION RIGHTS. Regular and limited stock appreciation rights ("Regular SARs" and "Limited SARs") may be granted under the Plan to provide holders of options granted under the Plan (or under other option plans maintained or assumed by KeyCorp) with an alternative method of realizing the benefits of those options. Limited SARs may be granted in tandem with Regular SARs, but only one type of SAR may be exercised with respect to any particular optioned shares.

     AMOUNTS PAYABLE UPON EXERCISE OF REGULAR SARS AND LIMITED SARS. Upon exercise of a Regular SAR and surrender of the related stock option, KeyCorp will pay to the holder of the Regular SAR an amount equal to 100%, or such lesser percentage as the Committee may determine, of the excess of (a) the fair market value of the Common Shares subject to the related option on the date the Regular SAR is exercised over (b) the exercise price for those Common Shares (the "spread"). Upon exercise of a Limited SAR granted with respect to an incentive stock option and surrender of the related stock option, KeyCorp will pay to the holder of the Limited SAR an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread at the time of exercise. Upon exercise of a Limited SAR granted with respect to a nonqualified stock option and surrender of the related stock option, KeyCorp will pay the holder of the Limited SAR an amount per share equal to 100%, or such lesser percentage as the Committee may determine, of the highest of (a) the spread at the time of exercise, (b) the excess of the highest price paid for a Common Share of KeyCorp in connection with any change of control over the exercise price per share of Common Shares subject to the related nonqualified stock option, or (c) the excess of the highest fair market value of the Common Shares on any day during the sixty days preceding the exercise of the Limited SAR over the exercise price per share of the Common Shares subject to the related nonqualified stock option. Amounts payable upon exercise of Regular or Limited SARs are payable by KeyCorp at the time of exercise in cash, in Common Shares, or in any combination of cash and Common Shares as determined by the Committee.

     TIME OF EXERCISE OF REGULAR SARS AND LIMITED SARS. Regular SARs and Limited SARs may be exercised only (a) after the expiration of six months from the date of grant of the Regular SAR or Limited SAR, (b) on a date when the SAR or Limited SAR is "in the money", (c) at a time and to the same extent as the related option is exercisable, and (d) by surrender, unexercised, of the related option or any applicable portion thereof. In the case of Regular and Limited SARs held by an employee who is subject to the short-swing profit rules of
Section 16(b) of the Securities Exchange Act of 1934 (the "short-swing profit rules"), the exercise of the SAR is further limited to the extent necessary to qualify for the exemption from those short-swing profit rules.

     RESTRICTED STOCK. The Committee may grant to employees Awards consisting of the right to purchase Common Shares as Restricted Stock for an acquisition price determined by the Committee but not less than the par value of the Common Shares. The maximum number of Common Shares that may be issued under the Plan as Restricted Stock in any calendar year shall equal 5% of the total number of Common Shares available for grant of Awards under the Plan as of January 2 of such calendar year. Any Restricted Stock granted under the Plan will be subject to (a) the restrictions that the grantee not sell, transfer, otherwise dispose of, or pledge or otherwise encumber the Restricted Stock during a restriction period specified by the Committee (the length of which will not be less than one year), (b) the restrictions that (unless otherwise provided in the award instrument with respect to the Restricted Stock) the grantee offer the Restricted Stock to KeyCorp at the acquisition price paid by the grantee if the grantee's employment terminates before the end of the applicable restriction period, and (c) such other restrictions and conditions as the Committee may impose. Upon payment of the acquisition price for Restricted Stock, an employee will have full voting and dividend rights with respect to that Restricted Stock, subject only to the restrictions noted above.

     PERFORMANCE SHARES. The Committee may grant to employees Awards consisting of Performance Shares with respect to which the employees' receipt of value will be contingent upon attainment of one or more performance goals by KeyCorp or any subsidiary or subunit of KeyCorp or of any subsidiary over one or more periods selected by the Committee. The Committee will have full discretion to specify the performance goals with respect to each grant of Performance Shares. These performance goals may be, but need not be, goals of a type readily expressed in financial terms and may be related to the performance by KeyCorp, by any subsidiary, or by one or more employees or groups of employees in connection with services performed for KeyCorp or a subsidiary. Unless otherwise provided in the award instrument, an employee must be employed throughout a performance period to be entitled to any payment with respect to Performance Shares that may be earned during that period. The Committee may establish one or more formulas to determine whether all, some portion but less than all, or none of the Performance Shares granted with respect to any performance period will be treated as earned during that performance period.

     PAYMENT FOR PERFORMANCE SHARES. KeyCorp may pay an employee for Performance Shares earned during any performance period in cash, Common Shares, Restricted Stock, or any combination of cash, Common Shares, and Restricted Stock as the Committee may determine.

     EFFECT OF CHANGE OF CONTROL. Unless otherwise specified in the award instrument and subject to such restrictions as may be applicable to employees subject to the short-swing profit rules, Awards outstanding on the date of a change of control will be accelerated so that all outstanding options, Regular SARs, and Limited SARs will become immediately exercisable in full, the restriction period for all outstanding Restricted Stock will immediately terminate, and any restrictions, conditions, or contingencies on any Performance Shares will be modified in such manner as the Committee may specify to give the employees entitled to those Performance Shares the benefit of those Performance Shares through the date of the change of control.

     ASSIGNABILITY. No option, Regular SAR, Limited SAR, Restricted Stock during the Restriction Period, or Performance Share may be transferred other than by will or by the laws of descent and distribution. During an employee's lifetime, only the employee (or in the case of incapacity of an employee, the employee's attorney in fact or legal guardian) may exercise any Award requiring or permitting exercise.

     AMENDMENT AND TERM OF THE PLAN. The Board of Directors or a duly authorized committee thereof may amend the Plan, but no amendment may be made without shareholder approval if shareholder approval (a) is required under Rule 16b-3 under the Securities Exchange Act of 1934 to qualify for the exemption from
Section 16(b) of that Act, (b) is required by any applicable securities law or tax law, or (c) is required by the rules of any exchange on which the Common Shares of KeyCorp are traded or, if the Common Shares are not listed on an exchange, by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted.

     The Plan, as amended and restated, will become effective on the date on which it is approved by the shareholders of KeyCorp and will remain in effect thereafter until terminated by action of the Board of Directors.

     FEDERAL INCOME TAX CONSEQUENCES OF AWARDS. The following is a brief general discussion of the anticipated income tax treatment of the grant and exercise of Awards to employees and to KeyCorp under current provisions of the Internal Revenue Code.

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will have no immediate tax consequences to KeyCorp or the optionee. If the optionee has remained an employee of KeyCorp or a subsidiary from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the optionee will recognize no taxable income and KeyCorp will not be entitled to any tax deduction at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the exercise price will be an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax. If an optionee exercises an incentive stock option more than three months after terminating employment (one year in the case of an employee who is disabled), the exercise of the option will be treated in the same manner as the exercise of a nonqualified stock option.

     If an optionee holds the shares received upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on a subsequent sale of the shares will be a long-term capital gain or loss. If an optionee disposes of shares acquired upon exercise of an incentive stock option before these holding periods are satisfied, the optionee generally will recognize compensation income equal to the lesser of (a) the excess of the fair market value of the stock on the exercise date over the exercise price or (b) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date will be taxable as a short-term capital gain, and any loss will be treated as short-term capital loss. Upon any such premature disposition by an employee, KeyCorp will be entitled to a deduction in the amount of compensation income realized by the employee. For purposes of calculating the alternative minimum tax for the year of the disposition of a share acquired upon exercise of an incentive stock option, any adjustment to alternative minimum taxable income reported upon exercise of the incentive stock option will be included in the basis of the share.

     NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option will have no immediate tax consequences to KeyCorp or the optionee. An optionee will recognize compensation income at the time of exercise of a nonqualified option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. KeyCorp will be entitled to a deduction in the same taxable year and in the same amount as an optionee recognizes compensation income as a result of the exercise of a nonqualified option, provided that KeyCorp satisfies applicable withholding requirements.

     REGULAR SARS AND LIMITED SARS. Grants of Regular SARs or Limited SARs will have no immediate tax consequences to KeyCorp or the employee receiving the grant. The amount received by an employee upon the exercise of a Regular SAR or Limited SAR will constitute compensation income to the employee at the time of exercise. KeyCorp will be entitled to a deduction for compensation paid in that amount at that time.

     RESTRICTED STOCK. Unless an employee makes an election under Section 83(b) of the Internal Revenue Code, an employee will recognize no income and KeyCorp will be entitled to no deduction at the time Restricted Stock is awarded to an employee. As and when the restrictions on Restricted Stock lapse or are otherwise removed, the employee will recognize compensation income equal to the excess of the fair market value of the Restricted Stock on the date the restrictions lapse or are otherwise removed over the amount paid by the employee for the Restricted Stock and KeyCorp will be entitled to a corresponding deduction for compensation paid, provided that KeyCorp satisfies applicable withholding requirements. Dividends paid on Restricted Stock during the restriction period will constitute compensation income to the employee receiving the dividend and will give rise to a deduction for KeyCorp. Upon disposition of Common Shares after the restrictions lapse or are otherwise removed, any gain or loss realized by an employee will be treated as short-term or long-term capital gain or loss depending upon the period of time between the disposition and the earlier lapse or removal of the restrictions on those Common Shares. If an employee files an election under Section 83(b) with the Internal Revenue Service within 30 days after the grant of Restricted Stock, the employee will recognize compensation income on the date of the grant, equal to the excess of the fair market value of the Common Shares on that date over the price paid for those Common Shares and KeyCorp will be entitled to a corresponding deduction, provided KeyCorp satisfies applicable withholding requirements.

     PERFORMANCE SHARES. The grant of Performance Shares will not have any immediate tax consequences to an employee receiving the Performance Shares or to KeyCorp. In general, at the time KeyCorp pays any amount to an employee with respect to Performance Shares, the employee will recognize compensation income equal to the amount of that payment and KeyCorp will be entitled to a corresponding deduction.

     A copy of the KeyCorp Amended and Restated 1991 Equity Compensation Plan is attached as Appendix A.

     The Board of Directors recommends approval of the Plan as amended and restated.

     The favorable vote of the holders of a majority of the KeyCorp Common Shares present in person or by proxy at the meeting will be required for such approval.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of KeyCorp, acting upon the recommendation of its Audit Committee, has appointed Ernst & Young, independent auditors, to examine the financial statements of KeyCorp and its subsidiaries for the year 1994. Ernst & Young has conducted the annual audit of KeyCorp's financial statements since 1959. Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given this opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

     A representative of Ernst & Young is expected to be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

     The Board of Directors recommends ratification of the appointment of Ernst & Young.

     The favorable vote of the holders of a majority of the KeyCorp Common Shares present in person or by proxy at the meeting will be required for such ratification.

                          1994 SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for next year's Annual Meeting of Shareholders is December 19, 1994.

                                    GENERAL

     The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

     Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp's Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp's Regulations upon request to the Secretary of KeyCorp.

     KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Morrow & Co., Inc. to assist in the solicitation of proxies at an anticipated cost of $17,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.

     You are urged to complete, date, sign, and return your proxy promptly in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein, in favor of the proposed amendments to the 1991 Equity Compensation Plan, and in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 1994. Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy by a later proxy received by, or by giving notice to, KeyCorp, or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

                                          By Order of the Board of Directors

                                          [sig]

                                          CARTER B. CHASE
                                          Secretary
April 18, 1994

                                                                      APPENDIX A

                                    KEYCORP
                              AMENDED AND RESTATED
                         1991 EQUITY COMPENSATION PLAN

     1. PURPOSE. The KeyCorp Amended and Restated 1991 Equity Compensation Plan is intended to promote the interests of KeyCorp and its shareholders by providing equity-based incentives for effective service and high levels of performance to selected Employees who are in a position to make a substantial contribution to the continued progress and success of the Corporation and its Subsidiaries and thereby to enable the Corporation and its Subsidiaries to attract and retain qualified individuals to serve as Employees in those positions. To achieve these purposes, the Corporation may grant Awards of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, and Performance Shares to selected Employees, all in accordance with the terms and conditions hereinafter set forth.

    2.  DEFINITIONS.

     2.1 1934 ACT. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.2 ACQUISITION PRICE. The term "Acquisition Price" with respect to Restricted Stock shall mean such amount, not less than the par value per Common Share, as may be specified by the Committee in the Award Instrument with respect to that Restricted Stock as the consideration to be paid by the Employee for that Restricted Stock.

     2.3 AWARD. The term "Award" shall mean an award granted under the Plan of an Option, of Stock Appreciation Rights, of Limited Stock Appreciation Rights, of Restricted Stock, or of Performance Shares.

     2.4 AWARD INSTRUMENT. The term "Award Instrument" shall mean a written instrument evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Corporation, a certificate issued by the Corporation, or a letter executed by the Committee or its designee. Acceptance of the Award Instrument by an Employee constitutes agreement to the terms of the Award evidenced thereby.

     2.5 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of the grant of the relevant Award:

          (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Corporation in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934
     Act),

          (b) during any period of 24 consecutive calendar months, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election of each new director of the Corporation was approved or recommended by the vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; provided, however, in the case of Awards granted on or after March 1, 1994 (the date of the merger of the former KeyCorp, a New York corporation, into Society Corporation, an Ohio corporation, whereupon the surviving corporation changed its name to KeyCorp), the measuring period under this clause (b), in lieu of being defined as "during any period of 24 consecutive calendar months," shall be defined as "during any period of 24 consecutive calendar months commencing after March 1, 1994, and if, at the relevant time, 24 consecutive calendar months have not elapsed since March 1, 1994, then during the period since March 1, 1994",

          (c) the Corporation merges with or into or consolidates with another corporation following approval of the shareholders of the Corporation of such merger or consolidation and, after giving effect to such merger or consolidation, less than sixty percent (60%) of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such merger or consolidation,

          (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation following approval of the shareholders of the Corporation of such transaction or series of transactions, or

          (e) the shareholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation.

     2.6 COMMITTEE. The term "Committee" shall mean a committee appointed by the Board of Directors of the Corporation to administer the Plan. The Committee shall be composed of not less than three directors of the Corporation. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Corporation or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be so comprised (a) as to satisfy the disinterested administration standard contained in

Rule 16b-3, if required to qualify for the Rule 16b-3 Exemption and (b) as to satisfy the outside director standard under Section 162(m) of the Internal Revenue Code of 1986, as amended, if required to qualify compensation paid under one or more of the provisions of the Plan as performance-based compensation within the meaning of that section.

     2.7 COMMON SHARES. The term "Common Shares" shall mean common shares of the Corporation, with a par value of $1 each.

     2.8 CORPORATION. The term "Corporation" shall mean KeyCorp and its successors, including the surviving or resulting corporation of any merger of KeyCorp with or into, or any consolidation of KeyCorp with, any other corporation or corporations.

     2.9 DISABILITY. The term "Disability" with respect to an Employee shall mean physical or mental impairment which entitles the Employee to receive disability payments under any long term disability plan maintained by the Corporation.

     2.10 EMPLOYEE. The term "Employee" shall mean any individual employed by the Corporation or by any Subsidiary and shall include officers as well as all other employees of the Corporation or of any Subsidiary (including employees who are members of the Board of Directors of the Corporation or any Subsidiary).

     2.11 EMPLOYMENT TERMINATION DATE. The term "Employment Termination Date" with respect to an Employee shall mean the first date on which the Employee is no longer employed by the Corporation or any Subsidiary.

     2.12 EXERCISE PRICE. The term "Exercise Price" with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

     2.13 FAIR MARKET VALUE. Except as otherwise determined by the Committee at the time of the grant of an Award, the term "Fair Market Value" with respect to Common Shares shall mean: (a) if the Common Shares are traded on a national exchange, the mean between the high and low sales price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares, or (b) if the Common Shares are not traded on a national exchange, the mean between the high and low sales price per Common Share in the over-the-counter market, National Market System, as reported by the National Quotations Bureau, Inc. and NASDAQ on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares.

     2.14 INCENTIVE STOCK OPTION. The term "Incentive Stock Option" shall mean an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2.15 LIMITED STOCK APPRECIATION RIGHT. The term "Limited Stock Appreciation Right" or "Limited SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option, that entitles the holder thereof to receive from the Corporation, upon exercise of the Limited SAR and surrender of the related Option, or any portion of the Limited SAR and the related Option, an amount equal to (unless the Committee specifies a lesser amount at the time of the grant of the Award):

          (a) in the case of a Limited SAR granted with respect to an Incentive Stock Option, 100% of the excess, if any, measured at the time of the exercise of the Limited SAR, of (i) the Fair Market Value of the Common Shares subject to the Incentive Stock Option with respect to which the Limited SAR is exercised over (ii) the Exercise Price of those Common Shares under the Incentive Stock Option, or

          (b) in the case of a Limited SAR granted with respect to a Nonqualified Option, 100% of the highest of:

             (i) the excess, measured at the time of the exercise of the Limited SAR, of (A) the Fair Market Value of the Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option,

             (ii) the excess of (A) the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a Common Share (whether in cash or in property and whether by way of exchange, conversion, distribution upon liquidation, or otherwise) in connection with any Change of Control multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option, or

             (iii) the excess of (A) the highest Fair Market Value of the Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised on any one day during the period beginning on the sixtieth day prior to the date on which the Limited SAR is exercised multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option.

     2.16 NONQUALIFIED OPTION. The term "Nonqualified Option" shall mean an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

     2.17 OPTION. The term "Option," (a) when used otherwise than in connection with the term Stock Appreciation Right or Limited Stock Appreciation Right, shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time, and (b) when used in connection with the term Stock Appreciation Right or Limited Stock Appreciation Right, shall mean (i) any such Award or (ii) any award under any other plan maintained or assumed by the Corporation entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

     2.18 OPTION EXPIRATION DATE. The term "Option Expiration Date" with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 10.4 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

     2.19 PERFORMANCE GOAL. The term "Performance Goal" shall mean a performance goal specified by the Committee in connection with the potential grant of Performance Shares and may include, without limitation, goals based upon cumulative earnings per Common Share, return on investment, return on shareholders' equity, or achievement of any other goals, whether or not readily expressed in financial terms, that are related to the performance by the Corporation, by any Subsidiary, or by any Employee or group of Employees in connection with services performed by that Employee or those Employees for the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary.

     2.20 PERFORMANCE PERIOD. The term "Performance Period" shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be relevant in connection with one or more Awards of Performance Shares.

     2.21 PERFORMANCE SHARES. The term "Performance Shares" shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals by the Corporation or a Subsidiary or any subunit of the Corporation or of any Subsidiary over a Performance Period.

     2.22 PLAN. The term "Plan" shall mean this KeyCorp Amended and Restated 1991 Equity Compensation Plan as from time to time hereafter amended in accordance with Section 20.

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

     2.23 RESTRICTED STOCK. The term "Restricted Stock" shall mean Common Shares of the Corporation delivered to an Employee pursuant to an Award subject to such restrictions, conditions, and contingencies as the Committee may provide in the relevant Award Instrument, including (a) the restriction that the Employee not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Stock during the applicable Restriction Period, (b) the requirement that, subject to the provisions of Section 10, if the Employee's employment terminates so that the Employee is no longer employed by the Corporation or any Subsidiary before the end of the applicable Restriction Period, the Employee will offer to sell to the Corporation at the Acquisition Price each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and (c) such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to that Restricted Stock.

     2.24 RESTRICTION PERIOD. The term "Restriction Period" with respect to an Award of Restricted Stock shall mean the period selected by the Committee and specified in the Award Instrument with respect to that Restricted Stock during which the Employee may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate that Restricted Stock.

     2.25 RULE 16B-3. The term "Rule 16b-3" shall mean Rule 16b-3 or any rule promulgated in replacement thereof or in substitution therefor under the 1934 Act.

     2.26 RULE 16B-3 EXEMPTION. The term "Rule 16b-3 Exemption" shall mean the exemption from Section 16(b) of the 1934 Act that is available under Rule 16b-3.

     2.27 SECTION 16(B) EMPLOYEE. The term "Section 16(b) Employee" shall mean an individual who is, or at any time within the preceding six months was, a director, officer, or 10% shareholder of the Corporation within the meaning of
Section 16(b) of the 1934 Act.

     2.28 STOCK APPRECIATION RIGHT. The term "Stock Appreciation Right" or "SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option that entitles the holder thereof to receive from the Corporation, upon exercise of the SAR and surrender of the related Option, or any portion of the SAR and the related Option, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of the grant of the Award, of the excess, if any, measured at the time of the exercise of the SAR, of (a) the Fair Market Value of the Common Shares subject to the Option with respect to which the SAR is exercised over (b) the Exercise Price of those Common Shares under the Option.

     2.29 SUBSIDIARY. The term "Subsidiary" shall mean any corporation, partnership, joint venture, or other business entity in which the Corporation owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).

     2.30 TANDEM AWARD. The term "Tandem Award" shall mean any two or more Awards that are linked by the terms of any such Awards so that the exercise of one such Award, in whole or in part, requires or will automatically result in the surrender or cancellation, in whole or in proportionate part, of the other such Awards.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. No Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan,
(a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Employee, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced, (b) to establish any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan.

     The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

     The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Corporation, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

     4. ELIGIBILITY. Awards may be granted to Employees of the Corporation or any Subsidiary selected by the Committee in its sole discretion. The granting of any Award to an Employee shall not entitle that Employee to, nor disqualify that Employee from, participation in any other grant of an Award. The maximum number of Common Shares with respect to which any Employee may receive Awards during any calendar year shall be the lesser of 200,000 Common Shares or .2% of the outstanding Common Shares of the Corporation on the date such Award was made, which maximum number shall be subject to adjustment as provided in Section 13 of the Plan.

     5. STOCK SUBJECT TO THE PLAN. The stock that may be issued and distributed to Employees in connection with Awards granted under the Plan shall be Common Shares and may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine.

     Subject to adjustment as provided in Section 13, the number of Common Shares available for grant of Awards under the Plan shall be determined from time to time as follows: (a) on the date of the 1994 Annual Meeting of Shareholders of the Corporation (at which meeting an amendment and restatement of the Plan was submitted for approval of the shareholders of the Corporation), the number of Common Shares available for grants of Awards under the Plan shall equal two percent of the total number of Common Shares outstanding on March 31, 1994, and (b) on January 2, 1995 and on each January 2 occurring thereafter during the life of the Plan, the number of Common Shares available for grant of Awards under the Plan shall be increased by adding to the number of Common Shares then available for grant of Awards under the Plan, the number of Common Shares of the Corporation that, when added to the number of Common Shares that otherwise remain available for grant of additional Awards under the Plan on that January 2, equals two percent of the total number of Common Shares of the Corporation outstanding on December 31st of the next preceding year.

     The number of Common Shares remaining available for grants of additional Awards under the Plan at any particular time during a calendar year shall be reduced, upon the granting thereafter of any Award under the Plan, by the full number of Common Shares subject to that Award except that, in the case of any particular Tandem Award, the number of Common Shares counted as being subject to such Tandem Award shall be the maximum number of Common Shares with respect to which the Employee may receive value under such Tandem Award. If any Award for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares (or the equivalent thereof in cash or other property), the Common Shares subject to that part of the Award that has so expired or terminated shall again be available for the future grant of Awards under the Plan.

     Notwithstanding any other provision of the Plan, but subject to adjustment under Section 13, (a) the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 4,800,000 Common Shares, and (b) the maximum number of Common Shares that may be issued under the Plan as Restricted Stock during any calendar year shall be that number of Common Shares that is equal to five percent of the total number of Common Shares available for grant of Awards under the Plan as of January 2 of that calendar year.

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

     6.  STOCK OPTIONS.

     6.1  TYPE AND DATE OF GRANT OF OPTIONS.

          (a) The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

          (b) The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption, on March 17, 1994, by the Board of Directors of the Corporation, of the Plan as amended and restated.

          (c) The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

     6.2 EXERCISE PRICE. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

     6.3 OPTION EXPIRATION DATE. The Option Expiration Date under any Incentive Stock Option shall be not later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

     6.4  EXERCISE OF OPTIONS.

          (a) Except as otherwise provided in Section 10, an Option may be exercised only (i) while the Employee to whom the Option was granted is in the employ of the Corporation or of a Subsidiary, and (ii) after the Employee to whom the Option was granted has been in the continuous employ of the Corporation or of a Subsidiary for at least six months from the date on which the Option was granted. Subject to these requirements, each Option shall become exercisable in one or more installments at the time or times provided in the Award Instrument evidencing the Option. Once any portion of an Option becomes exercisable, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

          (b) An Employee electing to exercise an Option shall deliver to the Corporation (i) the Exercise Price payable in accordance with Section 6.5 and (ii) written notice of the election

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

     that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

     6.5 PAYMENT FOR COMMON SHARES. Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

     6.6 CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time in its sole discretion take such actions as may be necessary to convert any outstanding Incentive Stock Option (or any installments or portions of installments thereof) into a Nonqualified Option with or without the consent of the Employee to whom that Incentive Stock Option was granted and whether or not that Employee is an Employee at the time of the conversion.

     7.  STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

     7.1 GRANT OF SARS AND LIMITED SARS. An SAR may be granted only in connection with an Option. An SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. An SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion. Similarly, a Limited SAR may be granted only in connection with an Option. A Limited SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A Limited SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion.

     7.2  EXERCISE OF SARS AND LIMITED SARS.

          (a) An Employee electing to exercise an SAR or a Limited SAR shall deliver written notice to the Corporation of the election identifying the SAR or Limited SAR and the related Option with respect to which the SAR or Limited SAR was granted to the Employee and specifying the number of whole Common Shares with respect to which the Employee is exercising the SAR or Limited SAR. Upon exercise of the SAR or Limited SAR, the related Option shall be deemed to be surrendered to the extent that the SAR or Limited SAR is exercised.

          (b) SARs and Limited SARs may be exercised only (i) after the expiration of six months from the date of grant of the SAR or Limited SAR,
     (ii) on a date when the SAR or Limited SAR is "in the money" (i.e., when there would be positive consideration received upon exercise of the SAR or Limited SAR), (iii) at a time and to the same extent as the related Option is exercisable, (iv) unless otherwise provided in the relevant Award Instrument, by surrender to the Corporation, unexercised, of the related Option or any applicable portion thereof, and (v) in compliance with all restrictions set forth in or specified by the Committee pursuant to Section 7.2(c).

          (c) The Committee may specify in the Award Instrument pursuant to which any SAR or Limited SAR is granted waiting periods and restrictions on permissible exercise periods in addition to the restrictions on exercise set forth in Section 7.2(b), including, without limitation, any restriction necessary to make applicable the Rule 16b-3 Exemption.

     7.3 PAYMENT FOR SARS AND LIMITED SARS. The amount payable upon exercise of an SAR or Limited SAR may be paid by the Corporation in cash, or, if the Committee shall determine in its sole discretion, in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR or Limited SAR) or in a combination of cash and whole Common Shares; provided, however, that in no event shall the total number of Common Shares that may be paid to an Employee pursuant to the exercise of an SAR or Limited SAR exceed the total number of Common Shares subject to the related Option.

     7.4 TERMINATION, AMENDMENT, OR SUSPENSION OF SARS AND LIMITED SARS. SARs and Limited SARs shall terminate and may no longer be exercised upon the first to occur of (a) exercise or termination of the related Option, or (b) any termination date specified by the Committee at the time of grant of the SAR or Limited SAR. In addition, the Committee may in its sole discretion at any time before the occurrence of a Change of Control amend, suspend, or terminate any SAR or Limited SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR or Limited SAR, as amended, shall be in conflict with any provision of the Plan.

     8.  RESTRICTED STOCK.

     8.1 ADDITIONAL CONDITIONS ON RESTRICTED STOCK. In addition to the restrictions on disposition of Restricted Stock during the Restriction Period and the requirement to offer Restricted

Stock to the Corporation if the Employee's employment terminates during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Stock other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the Employee's personal performance, corporate performance, or the performance of any subunit of the Corporation or any Subsidiary, in each case measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Stock granted to different Employees, whether at the same or different times, and on separate Awards of Restricted Stock granted to the same Employee, whether at the same or different times. The Committee may specify a single Restriction Period for all of the Restricted Stock subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Stock subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument; provided, however, that no Restriction Period with respect to any Restricted Stock shall end earlier than one year after the date on which that Restricted Stock is granted.

     8.2 PAYMENT FOR RESTRICTED STOCK. Each Employee to whom an Award of Restricted Stock is made shall pay the Acquisition Price with respect to that Restricted Stock to the Corporation not later than 30 days after the delivery to the Employee of the Award Instrument with respect to that Restricted Stock. If any Employee fails to pay the Acquisition Price with respect to any Award of Restricted Stock within that 30 day period, the Employee's rights under that Award shall be forfeited.

     8.3 RIGHTS AS A SHAREHOLDER. Upon payment by an Employee in full of the Acquisition Price for Restricted Stock under an Award, the Employee shall have all of the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 8.1 as may be incorporated in the Award Instrument with respect to that Restricted Stock.

     9.  PERFORMANCE SHARES.

     9.1 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE SHARES. The Committee shall have full discretion to select the Employees to whom Awards of Performance Shares are made, the number of Performance Shares to be granted to any Employee so selected, the kind and level of the Performance Goals and whether those Performance Goals are to apply to the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary, and the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares.

     9.2  CONDITIONS TO PAYMENT FOR PERFORMANCE SHARES.

          (a) Unless otherwise provided in the relevant Award Instrument, an Employee must be employed by the Corporation or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares.

          (b) The Committee may establish, from time to time, one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares granted with respect to a Performance Period are treated as earned pursuant to any Award. An Employee will be entitled to receive payments with respect to any Performance Shares only to the extent that those Performance Shares are treated as earned under one or more such formulas.

     9.3 PAYMENT FOR PERFORMANCE SHARES. The Corporation shall pay each Employee who is entitled to payment for Performance Shares earned with respect to any Performance Period an amount for those Performance Shares (a) in cash (based upon the per share Fair Market Value of Common Shares on the last day of the Performance Period), (b) in Common Shares (one Common Share for each Performance Share earned), (c) in Restricted Stock (one Common Share of Restricted Stock for each Performance Share earned), or (d) any combination of the foregoing, in such proportions as the Committee may determine. Restricted Stock issued by the Corporation in payment of Performance Shares shall be subject to all the provisions of Section 8.

     10. TERMINATION OF EMPLOYMENT. After an Employee's Employment Termination Date, the rules set forth in this Section 10 shall apply. All factual determinations with respect to the termination of an Employee's employment that may be relevant under this Section 10 shall be made by the Committee in its sole discretion.

     10.1 TERMINATION OTHER THAN UPON DEATH, DISABILITY, OR CERTAIN RETIREMENTS. Upon any termination of an Employee's employment for any reason other than the Employee's retirement (under any retirement plan of the Corporation or of a Subsidiary) as provided in Section 10.2, disability as provided in Section 10.3, or death as provided in Section 10.4:

          (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right (i) during the period ending six months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Incentive Stock Options and related SARs that were outstanding on the Employment Termination

     Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date,

          (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

          (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     10.2 TERMINATION DUE TO CERTAIN RETIREMENTS. Upon any termination of an Employee's employment with the Corporation or any Subsidiary under circumstances entitling the Employee to immediate payment of normal retirement or early retirement benefits under any retirement plan of the Corporation or of a Subsidiary (whether the Employee elects to commence or defer receipt of such payment):

          (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right (i) to exercise, from time to time during the period ending two years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending two years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended),

          (b) The relevant Award Instrument may provide that the Employee will have the right to exercise, from time to time until not later than the Option Expiration Date, Nonqualified Stock Options and SARs and Incentive Stock Options and SARs to the extent such Options and SARs become exercisable by their terms prior to the Option Expiration Date (or such earlier date as specified in the relevant Award Instrument), notwithstanding the fact that such Options and SARs were not exercisable in whole or in part (whether because a condition to exercise had not yet occurred or a specified time period had not yet elapsed or otherwise) on the Employment Termination Date,

          (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

          (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     10.3 TERMINATION DUE TO DISABILITY. Upon any termination of an Employee's employment due to disability:

          (a) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's attorney in fact or legal guardian, shall have the right (i) to exercise, from time to time during the period ending two years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending two years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than one year after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended),

          (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

          (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     10.4 DEATH OF AN EMPLOYEE. Upon the death of an Employee while employed by the Corporation or any Subsidiary or within any of the periods referred to in any Section 10.1, 10.2, or 10.3 during which any particular Option or SAR remains potentially exercisable:

          (a) Unless otherwise provided in the relevant Award Instrument, if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee's death would otherwise expire before the first anniversary of the Employee's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee's death or such other date as provided in the relevant Award Instrument,

          (b) Unless otherwise provided in the relevant Award Instrument, the Employee's executor or administrator or the person or persons to whom the Employee's rights under any Option or SAR are transferred by will or the laws of descent and distribution shall have the right to exercise, from time to time during the period ending two years after the date of the Employee's death, but not later than the Option Expiration Date, any Options and related SARs that were outstanding on the date of the Employee's death, if and to the same extent as those Options and SARs were exercisable by the Employee on the date of the Employee's death,

          (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Corporation each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

          (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     11. ACCELERATION UPON CHANGE OF CONTROL. Unless otherwise specified in the relevant Award Instrument, upon the occurrence of a Change of Control of the Corporation, each Award theretofore granted to any Employee that then remains outstanding shall, subject to Section 17, be automatically treated as follows:
(a) any outstanding Option shall become immediately exercisable in full, (b) SARs and Limited SARs related to any such Options shall also become immediately exercisable in full, (c) the Restriction Period with respect to all outstanding Awards of Restricted Stock shall immediately terminate, and (d) the restrictions, conditions, or contingencies on any Performance Shares shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares through the date of Change of Control.

     12. ASSIGNABILITY. No Option, SAR, Limited SAR, Restricted Stock during the Restriction Period, or Performance Share may be transferred other than by will or by the laws of descent and distribution. During an Employee's lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee's attorney in fact or legal guardian) may exercise any Award requiring or permitting exercise. Notwithstanding any contrary provision of the Plan or any relevant Award Instrument, with respect to Section 16(b) Employees, no "derivative security" (as defined for purposes of Rule 16b-3) shall be transferable by such Employee other than (a) by will or the laws of descent and distribution, or (b) as otherwise hereafter permitted in accordance with Rule 16b-3 without jeopardizing or impairing any Rule 16b-3 Exemption. Any restriction on transferability of derivative securities required by Rule 16b-3 in order to qualify for a Rule 16b-3 Exemption is hereby incorporated in the Plan to the extent necessary to obtain the Rule 16b-3 Exemption.

     13. ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action, in the event of any stock dividend, stock split, or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Corporation or any spin-off or other distribution to shareholders of the Corporation (other than normal cash dividends), appropriate adjustments to (a) the maximum number of Common Shares that may be issued under the Plan pursuant to Section 5, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options as provided in Section 5, and the maximum number of Common Shares with respect to which any Employee may receive Awards during any calendar year as provided in Section 4, and (b) the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award shall be made to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event. Any adjustment shall be conclusive and binding for all purposes of the Plan and shall be effective, in the event of any stock dividend, stock split, or share combination, as of the date of such stock dividend, stock split, or share combination, and in all other cases, as of such date as the Committee may determine.

     14. PURCHASE FOR INVESTMENT. Each person acquiring Common Shares pursuant to any Award may be required by the Corporation to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Corporation, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

     15. WITHHOLDING OF TAXES. The Corporation will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by having the Corporation hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Corporation an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Corporation may apply the provisions of this Section 15 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments. With respect to Section 16(b) Employees, any applicable conditions with respect to tax withholding required under Rule 16b-3 in order to obtain or be eligible for the Rule 16b-3 Exemption in respect thereof shall be deemed to be incorporated into the Plan.

     16. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Limited SARs, Restricted Stock, or Performance Shares, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Corporation or a Subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employer company, or the acquisition by the Corporation or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

     17. HOLDING PERIODS. No Section 16(b) Employee shall sell or exercise, as the case may be, any equity security or derivative security (which includes, without limitation, Options, SARs, and Limited SARs), in each case as defined in the 1934 Act or the rules and regulations promulgated thereunder, acquired pursuant to an Award under the Plan, before the earliest date on which the sale or exercise is eligible for the Rule 16b-3 Exemption. If any provision of this
Section 17 must be modified or becomes unnecessary to comply with the requirements of Rule 16b-3, the Committee may waive such provision and/or amend the Plan to add to or modify the provisions hereof accordingly.

     18. LEGAL REQUIREMENTS. No Awards shall be granted and the Corporation shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the United States Internal Revenue Code and Federal and state securities laws.

     19. DURATION AND TERMINATION OF THE PLAN. The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Corporation and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Award granted before the effective date of the termination.

     20. AMENDMENTS. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Corporation and its shareholders, except that no amendment may be made without shareholder approval if shareholder approval is required under Rule 16b-3 to qualify for the Rule 16b-3 Exemption, is required by any applicable securities law or tax law, or is required by the rules of any exchange on which the Common Shares of the Corporation are traded or, if the Common Shares are not listed on an exchange, by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Awards (a) in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument or (b) in any other case with the consent of the Employee to whom the Award was granted. Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Employee.

     21. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

     22. INTEREST OF EMPLOYEES. Any obligation of the Corporation under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Corporation to make such payment from its general assets in accordance with the Plan, and no Employee shall have any interest in, or lien or prior claim upon, any property of the Corporation or any Subsidiary by reason of that obligation.

     23. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     24. ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Corporation or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

     25. SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     26. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

[KEYCORP LOGO]

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   P             THE COMPANY FOR THE ANNUAL MEETING ON MAY 19, 1994.
   R
   O     The undersigned hereby constitutes and appoints Victor J. Riley,
   X     Jr., Robert W. Gillespie, and Carter B. Chase,
   Y and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 19, 1994, and at any adjournments thereof, on all matters properly coming before said meeting.

              1. Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire in 1997 are:
                 William G. Bares, Lucie J. Fjeldstad, Robert W. Gillespie, Henry S. Hemingway, Steven A. Minter,
                 Victor J. Riley, Jr., and Ronald B. Stafford.

              2. Approval of Amended and Restated 1991 Equity Compensation
                 Plan.

              3. Proposal to ratify the appointment of Ernst & Young as
                 independent auditors for the fiscal year ending December 31, 1994.


   (Change of Address/Comments)
   _________________________________
   _________________________________
   _________________________________
   _________________________________

   (If you have written in the above
   space, please mark the corresponding
   box on the reverse side of this card.)



   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                SEE REVERSE
                                                                   SIDE


       / X /   PLEASE MARK YOUR                                               SHARES IN YOUR NAME  REINVESTMENT SHARES
               VOTES AS IN THIS
               EXAMPLE.


                                                                   FOR                   WITHHELD

1.  Election of                                                   /  /                     /  /
    Directors
    (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________________________


                                                                   FOR       AGAINST     ABSTAIN
2. Approval of
   Amended and                                                    /  /        /  /         /  /
   Restated 1991
   Equity Compensation
   Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.


                                                                   FOR       AGAINST     ABSTAIN
3. Ratification of
   appointment of                                                 /  /        /  /         /  /
   independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES
LISTED ON THE REVERSE, FOR PROPOSAL 2, AND FOR PROPOSAL 3.


            /  /     Change of Address/Comments
                     on Reverse Side.




SIGNATURE(S)  _______________________________________________________   DATE  _________________

SIGNATURE(S)  _______________________________________________________   DATE  _________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


 In accordance with their
 judgment, the proxies are
 authorized to vote upon any
 other matters that may
 properly come before the
 meeting. The signer hereby
 revokes all proxies
 heretofore given by the
 signer to vote at said
 meeting or any adjournments
 thereof.
